Exhibit 4.1


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                        SUN INTERNATIONAL HOTELS LIMITED

                                       and

                     SUN INTERNATIONAL NORTH AMERICA, INC.,

                                   as ISSUERS,

                                       and

                           THE GUARANTORS NAMED HEREIN

                                       AND

                                   [         ],

                                   as TRUSTEE



                                ----------------


                                    INDENTURE


                                 Dated as of [      ]





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


                             CROSS-REFERENCE TABLE


TIA Section                                  Indenture Section
-----------                                  -----------------
310(a)(1)....................................7.10
(a)(2).......................................7.10
(a)(3).......................................N.A.
(a)(4).......................................N.A.
(a)(5).......................................7.10
(b)..........................................7.8; 7.10; 13.2
(c)..........................................N.A.
311(a).......................................7.11
(b)..........................................7.11
(c)..........................................N.A.
312(a).......................................2.5
(b)..........................................13.3
(c)..........................................13.3
313(a).......................................7.6
(b)(1).......................................N.A.
(b)(2).......................................7.6
(c)..........................................7.6; 13.2
(d)..........................................7.6
314(a).......................................4.7; 4.6
(b)..........................................N.A.
(c)(1).......................................2.2; 7.2; 13.4
(c)(2).......................................7.2; 13.4
(c)(3).......................................N.A.
(d)..........................................N.A.


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


(e)..........................................13.5
(f)..........................................N.A.
315(a).......................................7.1(b)
(b)..........................................7.5; 7.6; 13.2
(c)..........................................7.1(a)
(d)..........................................7.2; 6.11; 7.l(c)
(e)..........................................6.14
316(a) (last sentence).......................2.9
(a)(1)(A)....................................6.11
(a)(1)(B)....................................6.12
(a)(2).......................................N.A.
(b)..........................................6.12; 6.8
317(a)(1)....................................6.3
(a)(2).......................................6.4
(b)..........................................2.4
318(a).......................................13.1



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N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1  Definitions............................................1
     Section 1.2  Incorporation by Reference of TIA. ...................23
     Section 1.3  Rules of Construction.................................23


                                   ARTICLE II

                                 THE SECURITIES
     Section 2.1  Form and Dating.......................................24
     Section 2.2  Execution and Authentication..........................25
     Section 2.3  Securities Issuable in Series; Registrar and Paying
                  Agent.................................................26
     Section 2.4  Paying Agent to Hold Assets in Trust..................29
     Section 2.5  Securityholder Lists..................................30
     Section 2.6  Transfer and Exchange.................................30
     Section 2.7  Replacement Securities................................34
     Section 2.8  Outstanding Securities................................34
     Section 2.10  Temporary Securities.................................35
     Section 2.11  Cancellation.........................................35
     Section 2.12  Defaulted Interest...................................36
     Section 2.13  CUSIP Numbers........................................36


                                   ARTICLE III

                                   REDEMPTION
     Section 3.1  Right of Redemption...................................37
     Section 3.2  Redemption Pursuant to Gaming Laws....................38
     Section 3.3  Notices to Trustee....................................38
     Section 3.4  Selection of Securities to Be Redeemed................39
     Section 3.5  Notice of Redemption..................................39
     Section 3.6  Effect of Notice of Redemption........................40
     Section 3.7  Deposit of Redemption Price...........................40
     Section 3.8  Securities Redeemed in Part...........................41

                                   ARTICLE IV

                                    COVENANTS
     Section 4.1  Payment of Securities.................................41
     Section 4.2  Maintenance of Office or Agency.......................42
     Section 4.3  Limitation on Restricted Payments.....................42
     Section 4.4  Corporate Existence...................................44
     Section 4.5  Payment of Taxes and Other Claims.....................44
     Section 4.6  Compliance Certificate; Notice of Default.............44
     Section 4.7  Reports...............................................45
     Section 4.8  Waiver of Stay, Extension or Usury Laws...............45
     Section 4.9  Limitation on Transactions with Affiliates............46
     Section 4.10  Limitation on Incurrence of Additional Indebtedness
                   and Disqualified Capital Stock.......................46
     Section 4.11  Limitation on Dividends and Other Payment
                   Restrictions Affecting Subsidiaries..................47
     Section 4.12  Limitation on Liens Securing Indebtedness............48
     Section 4.13  Limitation on Sale of Assets and Subsidiary Stock....48
     Section 4.14  Limitation on Layering Indebtedness..................52
     Section 4.15  Limitation on Lines of Business......................52
     Section 4.16  Limitation on Status as Investment Company...........53
     Section 4.17  Future Subsidiary Guarantors.........................53
     Section 4.18  Payment for Consent..................................53
     Section 4.19  Suspended Covenants..................................53
     Section 4.20  Payment of Additional Amounts........................54
     Section 4.21  Calculation of Original Issue Discount...............55


                                    ARTICLE V

                              SUCCESSOR CORPORATION
     Section 5.1  Limitation on Merger, Sale or Consolidation of
                  Sun International.....................................56
     Section 5.2  Successor Corporation Substituted.....................57
     Section 5.3  Limitation on Merger, Sale or Consolidation
                  of SINA...............................................57


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES
     Section 6.1  Events of Default.....................................58
     Section 6.2  Acceleration of Maturity Date; Rescission
                  and Annulment.........................................60
     Section 6.3  Collection of Indebtedness and Suits for
                  Enforcement by Trustee................................61

     Section 6.4  Trustee May File Proofs of Claim......................62
     Section 6.5  Trustee May Enforce Claims Without Possession
                  of Securities.........................................63
     Section 6.6  Priorities............................................63
     Section 6.7  Limitation on Suits...................................63
     Section 6.8  Unconditional Right of Holders to Receive
                  Principal, Premium and Interest.......................64
     Section 6.9  Rights and Remedies Cumulative........................64
     Section 6.10  Delay or Omission Not Waiver.........................65
     Section 6.11  Control by Holders...................................65
     Section 6.12  Waiver of Past Default...............................65
     Section 6.13  Undertaking for Costs................................66
     Section 6.14  Restoration of Rights and Remedies...................66


                                   ARTICLE VII

                                     TRUSTEE
     Section 7.1  Duties of Trustee.....................................67
     Section 7.2  Rights of Trustee.....................................69
     Section 7.3  Individual Rights of Trustee..........................69
     Section 7.4  Trustee's Disclaimer..................................70
     Section 7.5  Notice of Default.....................................70
     Section 7.6  Reports by Trustee to Holders.........................70
     Section 7.7  Compensation and Indemnity............................70
     Section 7.8  Replacement of Trustee................................71
     Section 7.9  Successor Trustee by Merger, Etc......................73
     Section 7.10  Eligibility; Disqualification........................73


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 8.1  Option to Effect Legal Defeasance or
                  Covenant Defeasance...................................73
     Section 8.2  Legal Defeasance and Discharge........................74
     Section 8.3  Covenant Defeasance...................................74
     Section 8.4  Conditions to Legal or Covenant Defeasance............75
     Section 8.5  Deposited Cash and U.S. Government Obligations to
                  Be Held in Trust; Other Miscellaneous Provisions......76
     Section 8.6  Repayment to Issuers..................................77
     Section 8.7  Reinstatement.........................................77

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 9.1  Supplemental Indentures Without Consent
                  of Holders............................................78
     Section 9.2  Amendments, Supplemental Indentures and
                  Waivers with Consent of Holders.......................78
     Section 9.3  Compliance with TIA...................................80
     Section 9.4  Revocation and Effect of Consents.....................80
     Section 9.5  Notation on or Exchange of Securities.................81
     Section 9.6  Trustee to Sign Amendments, Etc.......................81


                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE
     Section 10.1 Repurchase of Securities at Option of the
                  Holder upon Change of Control.........................82


                                   ARTICLE XI

                                   GUARANTEES
     Section 11.1 Guarantees............................................84
     Section 11.2 Execution and Delivery of Guarantee...................86
     Section 11.3 Certain Bankruptcy Events.............................87
     Section 11.4 Limitation on Merger, Consolidation, Etc.
                  of Guarantors.........................................87
     Section 11.5 Future Guarantors.....................................87


                                   ARTICLE XII

                                  SUBORDINATION
     Section 12.1 Securities Subordinated to Senior Debt................88
     Section 12.2 No Payment on Securities in Certain
                  Circumstances.........................................88
     Section 12.3 Securities Subordinated to Prior Payment of
                  All Senior Debt on Dissolution, Liquidation
                  or Reorganization.....................................90
     Section 12.4 Securityholders to Be Subrogated to Rights
                  of Holders of Senior Debt.............................91
     Section 12.5 Obligations of the Issuers Unconditional..............91
     Section 12.6 Trustee Entitled to Assume Payments Not
                  Prohibited in Absence of Notice.......................92
     Section 12.7 Application by Trustee of Assets Deposited
                  with It...............................................92

     Section 12.8   Subordination Rights Not Impaired by Acts or
                    Omissions of the Issuers, Guarantors or Holders
                    of Senior Debt, Etc.; Modifications.................93
     Section 12.9   Securityholders Authorize Trustee to Effectuate
                    Subordination of Securities.........................93
     Section 12.10  Right of Trustee to Hold Senior Debt................94
     Section 12.11  Article XII Not to Prevent Events of Default........94
     Section 12.12  No Fiduciary Duty of Trustee to Holders of
                    Senior Debt.........................................94


                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1  TIA Controls.........................................95
     Section 13.2  Notices..............................................95
     Section 13.3  Communications by Holders with Other Holders.........96
     Section 13.4  Certificate and Opinion as to Conditions
                   Precedent............................................96
     Section 13.5  Statements Required in Certificate or Opinion........96
     Section 13.6  Rules by Trustee, Paying Agent, Registrar............97
     Section 13.7  Legal Holidays.......................................97
     Section 13.8  Governing Law........................................97
     Section 13.9  No Adverse Interpretation of Other Agreements........98
     Section 13.10  No Recourse Against Others..........................98
     Section 13.11  Successors..........................................98
     Section 13.12  Duplicate Originals.................................98
     Section 13.13  Severability........................................99
     Section 13.14  Table of Contents, Headings, Etc....................99

                              INDENTURE, dated as of [   ], among Sun
                         International Hotels Limited, an international business company organized under the laws of the Commonwealth of The Bahamas ("Sun International"), Sun International North America, Inc., a Delaware corporation and a wholly owned subsidiary of Sun International ("SINA" and, together with Sun International, the "Issuers"),
                         the Guarantors referred to below and [   ], a [   ], as
                         Trustee.

          The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the "Securities"), as in this Indenture provided.

          The Guarantors have duly authorized the execution and delivery of this Indenture to provide for the Guarantees of the Securities, if any, provided for herein.

          All things necessary to make this Indenture a valid agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH

          That in order to declare the terms and conditions upon which the Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Securities by the holders thereof, the Issuers, the Guarantors and the Trustee covenant and agree with each other, for the benefit of the respective Holders from time to time of the Securities or any series thereof, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1 Definitions.
                      -----------

          "Acceleration Notice" shall have the meaning specified in Section 6.2.

          "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of either of the Issuers or is merged or consolidated into or with either of the Issuers or any of their Subsidiaries.

          "Acquisition" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, or the acquisition of assets that constitute all or substantially all of an operating unit of business, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Additional Amounts" shall have the meaning specified in Section 4.20.

          "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with Sun International. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in Sun International and its Subsidiaries a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Affiliate Transaction" shall have the meaning specified in Section
4.9.

          "Agent" means any Registrar, Paying Agent or co- Registrar.

          "Allowed Non-Recourse Indebtedness" means Indebtedness (a) as to which neither of the Issuers nor any of their Subsidiaries (1) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Issuers or any of their Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Asset Sale" shall have the meaning specified in Section 4.13.

          "Asset Sale Offer" shall have the meaning specified in Section 4.13.

          "Asset Sale Offer Amount" shall have the meaning specified in Section 4.13.

          "Asset Sale Offer Price" shall have the meaning specified in Section 4.13.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar United States Federal, state or foreign law for the relief of debtors.

          "Beneficial Owner" or "beneficial owner" with respect to a series of Securities has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date of such series), whether or not applicable.

          "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

          "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not otherwise itself capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

          "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

          "Cash Equivalent" means (a) (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii) and (iii) above maturing within one year after the date of acquisition or (b) shares of money market mutual funds or similar funds having assets in excess of $500.0 million.

          "Change of Control" means, with respect to a series of Securities, (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of Sun International, in one transaction or a series of related transactions (in each case other than to a person that is a Permitted Holder); (ii) any merger or consolidation of Sun International with or into any person if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities; (iii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of Sun International then outstanding normally entitled to vote in elections of directors; (iv) during any period of 12 consecutive months after the Issue Date of such series, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Sun International (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Sun International was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Sun International then in office; or (v) the adoption of a plan relating to the liquidation or dissolution of Sun International.

          "Change of Control Offer" shall have the meaning specified in Section 10.1.

          "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

          "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

          "Change of Control Triggering Event" shall be deemed to have occurred with respect to a series of Securities if either of the Rating Agencies shall downgrade or withdraw their rating of the Securities of such series as a result of, or, in any case, within 90 days of, a Change of Control.

          "Consolidated Coverage Ratio" of any person on any date of determination (a "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence or repayment of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of such Reference Period and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary, (iii) Consolidated Fixed Charges, less any non-cash interest income and (iv) consolidated preopening expenses.

          "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its

Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries) other than dividends payable solely in shares of Qualified Capital Stock. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Sun International to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty (excluding any Investment Guarantee, but including any interest expense or comparable debt service payments with respect to any Investment Guarantee Indebtedness to the extent such Investment Guarantee Indebtedness is being serviced by such person or any Subsidiary of such person) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either extraordinary (as determined in accordance with GAAP), unusual or non-recurring (including any gain or loss from the sale or other disposition of assets or currency transactions outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, except for restrictions under the Credit Agreement and
(e) the cumulative effect of a change in accounting principles.

          "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries.

         "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Credit Agreement" means the Third Amended and Restated Credit Agreement dated as of November 1, 1999, by and among Sun International Bahamas Limited, Sun International, certain of Sun International's subsidiaries, certain financial institutions and The Bank of Nova Scotia, as administrative and collateral agent, providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes with lenders party to the Credit Agreement and their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Sun International and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by Section 4.10 hereof or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Debt Incurrence Ratio" shall have the meaning specified in Section 4.10.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defeased Securities" shall have the meaning specified in Section 8.1.

          "Definitive Securities" means any security in the form established pursuant to Section 2.1 which is registered on the books of the Registrar.

         "Depository" means, with respect to a series of Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to such series of Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "Disqualified Capital Stock" means, with respect to a series of Securities, (i) except as set forth in (ii), with respect to any person, Equity Interests of such person that, by their terms or by the terms of any security into which they are convertible, exercisable or exchangeable, are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of such series of Securities and (ii) with respect to any Subsidiary of such person (other than the Guarantors), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such person to repurchase such Equity Interests upon the occurrence of a change of control or with the proceeds of an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuers may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuers' purchase of the Securities as are required to be purchased pursuant to the provisions of Section 4.13 and Section 10.1 hereof, as applicable.

          "Equity Interest" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

          "Event of Default" shall have the meaning specified in Section 6.1.

          "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exempted Affiliate Transaction" means transactions (i) solely between or among any of the Issuers and any of the Guarantors, and (ii) solely between or among any of the Issuers and any of their wholly owned Subsidiaries.

         "Fair Market Value" means the fair market value determined in good faith by the Board of Directors of Sun International.

          "FF&E Indebtedness" means any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) or improvement of any Gaming Facility or hotel or gaming or hotel related fixtures, furniture or equipment which is directly related to a Related Business of Sun International and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

          "Gaming Authority" means any regulatory body responsible for a gaming license held by Sun International or a Subsidiary of Sun International or any agency (including, without limitation, any agency established by a United States Federally recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the Issue Date have, jurisdiction over the gaming activities of the Issuers or any Subsidiary of any of the Issuers or any successor to such authority.

          "Gaming Facility" means any gaming or parimutuel wagering establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship, and equipment.

          "Global Security" means, with respect to any series of Securities issued hereunder, a Security that is executed by the Issuers and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officers' Certificate, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such series or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

          "Guarantee" shall have the meaning provided in Section 11.1.

          "Guarantors" means the Subsidiaries of Sun International designated as such herein and any future newly created, acquired or designated Subsidiary of Sun International.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "incur" shall have the meaning specified in Section 4.10.

          "Incurrence Date" shall have the meaning specified in Section 4.10.

          "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily trade payables to trade creditors, (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person, (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (e), whether or not between or among the same parties, and (f) all Disqualified Capital Stock of such person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). Notwithstanding the foregoing, (1) an Investment Guarantee shall not constitute Indebtedness and (2) Investment Guarantee Indebtedness shall constitute Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any

Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Interest Payment Date" means, with respect to a series of Securities, the stated due date of an installment of interest on such series of Securities.

          "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than (i) guarantees of Indebtedness of Sun International or any Subsidiary to the extent permitted by
Section 4.10 and (ii) Investment Guarantees, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; (e) the designation by the Board of Directors of Sun International of any person to be an Unrestricted Subsidiary; and (f) the making by such person or any Subsidiary of such person of any Investment Guarantee Payment. Sun International shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither Sun International nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Sun International or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (or any successor to the rating agency business thereof) or BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof).

          "Investment Grade Status" means, with respect to a series of Securities, any time at which the ratings of the Securities of such series by both Moody's (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

          "Investment Guarantee" means (1) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor, if any, of Indebtedness of a Permitted Joint Venture, (2) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor, if any, of Indebtedness of any person to whom any of the Issuers or the Guarantors provide management services pursuant to a Management Services Agreement, which Indebtedness matures by its terms prior to the time (if any) that such Management Services Agreement is scheduled to expire,(3) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor, if any, of Indebtedness of any person to whom any of the Issuers, the Guarantors, if any, or TCA provides management services or development services pursuant to a Native American Services Agreement, which Indebtedness matures by its terms prior to the time (if any) that such Native American Services Agreement is scheduled to expire, or (4) any direct or indirect completion guarantee by the Issuers or any Guarantor, which terminates or expires by its terms prior to the time (if any) that the applicable Native American Services Agreement is scheduled to expire, in connection with any development services or management services provided by any of the Issuers, the Guarantors, if any, or TCA, as applicable, pursuant to such Native American Services Agreement; provided that in the case of each of (1), (2), (3) and (4), at the time such guarantee is incurred or such completion guarantee is entered into, the Issuers and the Guarantors, if any, are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10.

          "Investment Guarantee Indebtedness" of any Issuer or Guarantor, if any, means any Indebtedness of another person guaranteed by such Issuer or Guarantor, if any, pursuant to an Investment Guarantee, on and after the time such Issuer or Guarantor, if any, makes any interest or comparable debt service payment with respect to such guaranteed Indebtedness.

          "Investment Guarantee Payments" means, without duplication, (1)any payments made pursuant to any Investment Guarantee, or (2) the full amount of any Investment Guarantee if, at any time, the person whose Indebtedness is guaranteed by such Investment Guarantee ceases to constitute a Permitted Joint Venture as a result of a decline in the Issuers' or Guarantor's, if any, ownership interest to less than 35% as a result of a sale, transfer or other disposition of Capital Stock of such person by the Issuers or any Guarantor, if any, or (3) the full amount of any Investment Guarantee if, at any time, the Management Services Agreement or Native American Services Agreement with respect to the person whose Indebtedness is guaranteed by such Investment Guarantee is terminated without a concurrent replacement thereof that has an expiration after the maturity of all Indebtedness of such person guaranteed by any of the Issuers or the Guarantors, if any.

          "Issue Date" means, with respect to a series of Securities, the date of first issuance of such series of Securities under the Indenture.

          "Issuer" means each party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

          "Issuers Request or Issuers Order" means a written request or order signed in the name of the Issuers by two Officers of both Issuers.

          "Junior Security" means, with respect to a series of Securities, any Qualified Capital Stock and any Indebtedness of an Issuer or a Guarantor, if any, as applicable, that (i) is subordinated in right of payment to Senior Debt at least to the same extent as such series of Securities or a Guarantee, if any, as applicable, (ii) has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of such series of Securities, (iii) does not have covenants or default provisions materially more beneficial to the holders of such series of Securities than those in effect with respect to such series of Securities on the Issue Date of such series of Securities and (iv) was authorized by an order or decree of a court of competent jurisdiction that gave effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Debt of the applicable Issuer or Guarantor, if any, not paid in full in cash or Cash Equivalents in connection with such reorganization; provided that all such Senior Debt is assumed by the reorganized corporation and the rights of the holders of any such Senior Debt are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Debt, individually or as a class, shall have approved such reorganization.

          "Legal Holiday" shall have the meaning provided in Section 13.7.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Management Services Agreement" means any written agreement (other than a Native American Services Agreement) pursuant to which the Issuers or any Guarantor, if any, provides or will provide management services in connection with a Gaming Facility and/or a hotel facility and related amenities.

          "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Purchase Date, a purchase date with respect to an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

          "Moody's" means Moody's Investor Services, Inc.

          "Native American Services Agreement" means any written agreement pursuant to which the Issuers, any Guarantor, if any, or TCA provides or will provide development services or management services in connection with a Gaming Facility operated by a Native North American Tribe or agency or instrumentality thereof, provided that such Issuer or Guarantor, if any, or TCA has obtained a customary opinion from outside counsel that such agreement is enforceable.

          "Net Cash Proceeds" means, with respect to a series of Securities, the aggregate amount of cash or Cash Equivalents received by Sun International in the case of a sale of Qualified Capital Stock and by Sun International and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Sun International that were issued for cash on or after the Issue Date of such series of Securities, the amount of cash originally received by Sun International upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by Sun International) of income, franchise, sales and other applicable taxes required to be paid by Sun International or any of its respective Subsidiaries in connection with such Asset Sale.

          "Non-Recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Issuers or any of its Subsidiaries provides any credit support or is liable.

          "Non-Strategic Real Estate" means (i) any real estate on Paradise Island in the Bahamas, other than the real estate upon which the Atlantis Resort & Casino property is located, and (ii) any real property in and around Atlantic City, New Jersey, other than the Resorts Casino Hotel, the former site of the Chalfonte Hotel and any other real estate contiguous to such sites.

          "Officer" means, with respect to the Issuers, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary.

          "Officers' Certificate" means, with respect to the Issuers or any Guarantor, if any, a certificate signed by two Officers of both of the Issuers or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

          "Opinion of Counsel" means a written opinion from legal counsel to the Issuers complying with the requirements of Sections 13.4 and 13.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Issuers.

          "Original Issue Discount Security" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

          "Paying Agent" shall have the meaning specified in Section 2.3.

          "Permitted Holder" means Solomon Kerzner, his immediate family or a trust or similar entity existing solely for his benefit or for the benefit of his immediate family.

          "Permitted Indebtedness" means, with respect to a series of Securities, Indebtedness incurred as follows:

          (a) the Issuers and the Guarantors, if any, may incur (i) Indebtedness pursuant to the Credit Agreement up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) pursuant to this clause (a) at any time of $350.0 million (excluding any amounts with respect to Interest Swap and Hedging Obligations), minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale (provided any commitment in respect of such Indebtedness is permanently reduced) and (ii) the Issuers and the Guarantors, if any, may incur Indebtedness with respect to Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes;

          (b) the Issuers and the Guarantors, if any, may incur Indebtedness evidenced by the Securities and the Guarantees and represented by this Indenture up to the amounts issued on the Issue Date of such series;

          (c) the Issuers and the Guarantors, if any, may incur FF&E Indebtedness on or after the Issue Date of such series, provided that (i) such FF&E Indebtedness is Non-Recourse Indebtedness and (ii) such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Issuers or such Guarantor, if any, as applicable, of the property so purchased or leased or the cost of the relevant improvements;

          (d) the Issuers and the Guarantors, if any, may incur Indebtedness solely in respect of bankers acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in their industry;

          (e) the Issuers may incur Indebtedness to any wholly owned Subsidiary, and any wholly owned Subsidiary may incur Indebtedness to any other wholly owned Subsidiary or to an Issuer; provided that, in the case of Indebtedness of the Issuers (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), such obligations shall be unsecured and subordinated in all respects to the Issuers' obligations pursuant to the Securities of such series, and the date of any event that causes a Subsidiary to no longer be a wholly owned Subsidiary shall be an Incurrence Date;

          (f) the Issuers and the Guarantors, if any, may incur Investment Guarantee Indebtedness; and

          (g) the Issuers and their Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (b), (f) and (g) of this definition or incurred under the Debt Incurrence Ratio contained in Section 4.10 or which is outstanding on the Issue Date of such series of Securities so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced or otherwise replaced.

          "Permitted Investment" means, with respect to a series of Securities,
(a) any Investment in any of such series of Securities; (b) any Investment in Cash Equivalents; (c) any Investment in intercompany notes to the extent permitted under clause (e) of the definition of "Permitted Indebtedness"; (d) any Investment in a person in a Related Business who, after such Investment, becomes a Subsidiary of an Issuer and a Guarantor of the Securities of such series; (e) any Investment in any property or assets to be used by an Issuer or Guarantor, if any, in a Related Business; (f) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 hereof; (g) Investments by the Issuers or any Guarantor, if any, in one or more persons engaged in a Related Business, provided that (1) after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (g) that areoutstanding (less an amount (not to exceed the aggregate amount of Investments previously made pursuant to this clause (g)) equal to the net reduction in such Investments resulting from any dividends, repayment of loans or advances or other transfers of assets to the Issuers or any Guarantor, if any, or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor, if any, or the release or expiration of any such guarantee; provided that the amount of anything credited pursuant to this clause shall not exceed its Fair Market Value at the time of transfer) at any time does not in the aggregate exceed $85.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable), and (2) at the time of such Investment, the Issuers and the Guarantors, if any, are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.10 hereof; (h) Investments in one or more persons made by the Issuers or any Guarantor, if any, in connection with a Gaming Facility to be developed in the Catskill region of New York pursuant to a Native American Services Agreement with the Stockbridge-Munsee Band of Mohican Indians or in connection with any Gaming Facility developed with or managed on behalf of any Native North American tribe or any agency or instrumentality thereof pursuant to a Native American Services Agreement, provided that (1) after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (h) that are outstanding (less an amount (not to exceed the aggregate amount of Investments previously made pursuant to this clause (h)) equal to the net reduction in such investments resulting from any dividends, repayment of loans or advances or other transfers of assets to the Issuers or any Guarantor, if any, or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor, if any, or the release or expiration of any such guarantee; provided that the amount of anything credited pursuant to this clause shall not exceed its Fair Market Value at the time of transfer) at any time does not in the aggregate exceed $50.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable), and
(2) at the time of such Investment, the Issuers and the Guarantors, if any, are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.10 hereof; and (i) any Investments solely in exchange for the issuance of Qualified Capital Stock.

          "Permitted Joint Venture" means a person primarily engaged or preparing to engage in a Related Business as to which one of the Issuers or a Guarantor, if any, owns at least 35% of the shares of Capital Stock (including at least 35% of the total voting power thereof) of such person.

          "Permitted Lien" means, with respect to a series of Securities, (a) any Lien securing such series of Securities; (b) any Lien securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into either of the Issuers or a Subsidiary of either of the Issuers or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (c) any Lien in favor of either of the Issuers or any Guarantor, if any; and (d) any Lien arising from FF&E Indebtedness permitted to be incurred under clause (c) of the definition of "Permitted Indebtedness," provided such Lien relates solely to the property which is subject to such FF&E Indebtedness.

          "person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

          "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

          "Qualified Capital Stock" means any Capital Stock of Sun International that is not Disqualified Capital Stock.

          "Qualified Equity Offering" means (1) an underwritten registered public offering of Ordinary Shares of Sun International for cash, other than pursuant to Form S-8 (or any successor thereto) and other than Ordinary Shares of Sun International issued pursuant to employee benefit plans or as compensation to employees, and (2) an unregistered offering of Ordinary Shares of Sun International for cash resulting in net proceeds to Sun International in excess of $50.0 million.

          "Qualified Exchange" means, with respect to a series of Securities, any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of Sun International of such series with the Net Cash Proceeds received by Sun International from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of Sun International.

          "Rating Agencies" means S&P and Moody's or any successor to the respective rating agency businesses thereof.

          "Record Date" means, with respect to a series of Securities, a Record Date specified in such series of Securities whether or not such Record Date is a Business Day.

          "Redemption Date," when used with respect to any series of Securities to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and the Securities of such series.

          "Redemption Price," when used with respect to any series of Security to be redeemed, means the redemption price for such redemption set forth in the Securities of such series, which shall include in each case accrued and unpaid interest with respect to such Securities to the applicable Redemption Date.

          "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture.

          "Refinancing Indebtedness" means, with respect to a series of Securities, Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses, including any premium and defeasance costs, incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness of any Subsidiary of Sun International shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of such series of Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

          "Registrar" shall have the meaning specified in Section 2.3.

          "Related Business" means the gaming or hotel business and other businesses necessary for, or in the good faith judgment of the Board of Directors of Sun International, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming or hotel business (including developing or operating sports or entertainment facilities, retail facilities, restaurants, night clubs, transportation and communications services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming or hotel business.

          "Representative" means the agent or representative in respect of the lenders party to the Credit Agreement.

          "Required Regulatory Redemption" shall have the meaning specified in
Section 3.2.

          "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any parent or Subsidiary of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Investment by such person, other than a Permitted Investment; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Capital Stock of such Issuer; or (ii) any dividend, distribution or other payment to the Issuers, or to any Guarantors, if any, by Sun International or any of its Subsidiaries.

          "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

          "SEC" means the Securities and Exchange Commission.

          "Security" or "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be, of any series authenticated and delivered under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "Securityholder" See "Holder."

          "Senior Debt" of Sun International, SINA or any Guarantor, if any, means, with respect to a series of Securities, Indebtedness (including and together with all monetary obligations in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law or which would have accrued but for such filing) of Sun International, SINA or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to such series of Securities or the applicable Guarantee, if any; provided that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of Sun International or any officer, director or employee of Sun International or any Subsidiary of Sun International (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), (b) Indebtedness incurred in violation of the terms of the Indenture or such series of Securities, including, without limitation, Indebtedness claiming to be subordinated to any other Indebtedness and senior to the Securities such series,
(c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, and (e) any liability for taxes owed or owing by Sun International, SINA or such Guarantor.

          "Significant Subsidiary" shall, with respect to a series of Securities, have the meaning provided under Regulation S-X under the Securities Act, as in effect on the Issue Date .

          "Stated Maturity" means, with respect to a series of Securities, the date specified in such series of Securities as the fixed date on which the payment of principal of such series of Securities is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such series of Securities at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuers unless such contingency has occurred).

          "Subordinated Debt Securities" shall have the meaning assigned to it in the first paragraph of Article XII.

          "Subordinated Indebtedness" means, with respect to a series of Securities or a Guarantee, if any, Indebtedness of Sun International, SINA or a Guarantor, if any, that is subordinated in right of payment to such series of Securities or such Guarantee, if any, as applicable, in any respect or, for purposes of the definition of Restricted Payments only, has a stated maturity on (except for such series of Securities) or after the Stated Maturity.

          "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of Sun International or any Subsidiary of Sun International. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Sun International.

          "TCA" means Trading Cove Associates, a Connecticut general partnership and its majority owned subsidiaries, so long as the Issuers and the Guarantors, if any, maintain at least their ownership interest in the partnership (including priorities, preferences and privileges with respect to distributions or any other payments or voting power) owned on the Issue Date.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa- 77bbbb) as in effect on the date of the execution of this Indenture, except as permitted in Section 9.3.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Unrestricted Subsidiary" means any subsidiary of Sun International (other than SINA) that does not own any Capital Stock of, or own or hold any Lien on any property of, Sun International or any other Subsidiary of Sun International, including

SINA, and that shall be designated an Unrestricted Subsidiary by the Board of Directors of Sun International; provided that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default, (iii) immediately after giving pro forma effect thereto, Sun International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10 and (iv) at the time of such designation, such Subsidiary has no Indebtedness other than Allowed Non-Recourse Indebtedness. The Board of Directors of Sun International may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, Sun International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "wholly owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by Sun International or one or more wholly owned Subsidiaries of Sun International, except for directors' qualifying shares.

          Section 1.2 Incorporation by Reference of TIA.
                      ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuers and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          Section 1.3 Rules of Construction.
                      ---------------------

          Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (vii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

          Section 2.1 Form and Dating.
                      ---------------

          The Securities of each series and the Trustee's certificate or certificates of authentication, in respect thereof, shall be in such form (including, in the case of the Securities, global form) as shall be established by or pursuant to a Board Resolution of each of the Issuers or in one or more indentures supplemental hereto in each case with such appropriate provisions as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. If the form of any series of Securities is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of a written order of the Issuers in the form of an Officers' Certificate for the authentication and delivery of such Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities of each series shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.2 Execution and Authentication.
                      ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for each of the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuers shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate a series of Securities upon a written order of the Issuers in the form of an Officers' Certificate with respect to such series. The Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                 --------------------------
                 As Trustee

                 By:
                 --------------------------
                 Authorized Signatory

          The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. Upon the written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of either of the Issuers.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Affiliate of the Issuers or any of their respective Subsidiaries.

          Unless provided otherwise in connection with the establishment of a series of Securities pursuant to Section 2.3, Securities of such series shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          Section 2.3 Securities Issuable in Series; Registrar and Paying Agent.
                      ---------------------------------------------------------

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of each of the Issuers and set forth in an Officers' Certificate of each of the Issuers, or established in one or more indentures supplemental hereto, prior to the issuance of any series of
Securities:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series) and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of such series shall be issuable;

          (2) any limit on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.6, 2.7, 2.10 and 9.5 and except for any Securities which, pursuant to Section 2.2 are deemed never to have been authenticated and delivered hereunder) and any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced thereby to other indebtedness of the Issuers;

          (3) the price or prices (expressed as a percentage of the respective aggregate principal amount thereof) at which the Securities of the series will be issued;

          (4) the date or dates on which the principal and premium of the Securities of the series is payable or the method of determination thereof;

          (5) the rate or rates (which may be fixed or variable) at which any Securities of the series shall bear interest (which rate may be zero in the case of certain Securities issued at an issue price representing a discount from the principal amount payable at maturity) the date or dates from which such interest, if any, will accrue and the circumstances, if any, in which the Issuers may defer interest payments;

          (6) the interest payment dates, if any, on which any interest on the Securities of the series will be payable or the method of determination thereof, the record date for any interest payable on any Securities of the series, the person to whom interest shall be payable if other than the person in whose name the Security of the series is registered at the close of business on the record date for such interest and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (7) the place or places where principal of, premium, if any, and interest on the Securities of the series shall be payable;

          (8) the terms applicable to any "original issue discount" (as defined in the Internal Revenue Code of 1986, as amended, and the regulations thereunder), including the rate or rates at which such original issue discount shall accrue;

          (9) the right or obligation, if any, of the Issuers to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, or otherwise, the conditions, if any, giving rise to such right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, purchased or repaid, in whole or in part and any provisions for the marketing of the Securities of the series;

          (10) if the amount of payments of principal of, premium, if any, and interest, if any, on the Securities of the series is to be determined by reference to an index, formula or other method, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto;

          (11) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to
     Section 6.2;

          (12) any listing of the Securities of the series on a securities exchange;

          (13) the applicability of, and any addition to or change in, the covenants and definitions then set forth in this Indenture;

          (14) any addition to or change in the Events of Default provided with respect to the Securities of the series and any change in the right of the Trustee or the Holders to declare the principal, premium and interest, if any, with respect to such Securities due and payable;

          (15) the terms, if any, on which the Securities of the series will be convertible into or exchanged for any of the Issuers' common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

          (16) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;

          (17) the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect;

          (18) the currency or currencies in which Securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of securities in registered form) or the principal New York office of the Trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to Securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;

          (19) the price or prices at which, the period or periods within which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part at our option or otherwise;

          (20) whether Securities of the series are to be issued as Securities in registered form or Securities in bearer form or both and, if Securities in bearer form are to be issued, whether coupons will be attached to them, whether Securities in bearer form of such series may be exchanged for Securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

          (21) if any Securities of the series are to be issued as Securities in bearer form or as one or more global securities representing individual Securities in bearer form of such series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of such series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of such series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of such series;

          (22) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity date other than the Stated Maturity or which shall be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined) and if necessary, the manner of determining the equivalent thereof in United States currency;

          (23) any changes or additions to Article VIII or the other provisions of this Indenture dealing with defeasance;

          (24) if the Securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual Securities in definitive registered form, the Depositary for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in this Indenture;

          (25) any Trustee, authenticating or Paying Agent, transfer agent or Registrar;

          (26) with regard to Securities of a series that do not bear interest, the dates for certain required reports to the Trustee;

          (27) the Change of Control Purchase Price or prices applicable to a Change of Control; and

          (28) any other material terms of the Securities of the series.

          If any of the foregoing terms are not available at the time such Board Resolutions are adopted, or such Officers' Certificates or any supplemental indenture is executed, such resolutions, Officers' Certificates or supplemental indenture may reference the document or documents to be created in which such terms will be set forth prior to the issuance of such Securities.

          For each series of Securities, the Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where such series of Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Issuers in respect of each series of the Securities may be served. For each series of Securities, the Issuers may act as Registrar or Paying Agent for such series, except that, for the purposes of Articles III, VIII, X and Section 4.13 (to the extent applicable to such series of Securities) neither Issuer nor any Affiliate thereof shall act as Paying Agent for such series. The Registrar for each series of Securities shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional Paying Agents for each series of Securities. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent for each series of Securities, and the Trustee hereby initially agrees so to act.

          The Issuers shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent for each series of Securities, the Trustee shall act as such.

          The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities of each series. The Issuers initially appoint the Trustee to act as Securities Custodian with respect to the Global Securities of each series.

          Section 2.4 Paying Agent to Hold Assets in Trust.
                      ------------------------------------

         With respect to a series of Securities, the Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of or interest on such series of Securities (whether such assets have been distributed to it by the Issuers or any other obligor on such series of Securities), and shall promptly notify the Trustee in writing of any Default by the Issuers (or any other obligor on such series of Securities) in making any such payment. If either Issuer or any Subsidiary thereof acts as Paying Agent for any series of Securities, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee for such series of Securities. The Issuers at any time may require the Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to the Paying Agent, require the Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent (if other than either of the Issuers) shall have no further liability for such assets.

          Section 2.5 Securityholder Lists.
                      --------------------

          The Trustee shall, for each series of Securities, preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of such series. For each series of Securities, if the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders of such series. The Trustee, the Registrar and the Issuers shall, for each series of Securities, provide a current securityholder list to any Gaming Authority upon demand.

          Section 2.6 Transfer and Exchange.
                      ---------------------

          (a) When Definitive Securities of any series are presented to the Registrar or a co-Registrar of such series with a request

          (x) to register the transfer of such Definitive Securities or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to such Registrar or co- Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial
              ------------------------------------------------------------------
Interest in a Global Security. A Definitive Security of any series may not be
-----------------------------
exchanged for a beneficial interest in a Global Security of such series except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar for any series of a Definitive Security of such series, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to such Registrar, together with written instructions directing the Registrar to make, or to direct the Securities Custodian for such series to make, an endorsement on the Global Security of such series to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security of such series, then the Registrar shall cancel such Definitive Security and cause, or direct such Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository for such series and the Securities Custodian, the aggregate principal amount of Securities of such series represented by the Global Security of such series to be increased accordingly. If no Global Securities of such series are then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Security of such series in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and
              ------------------------------------------
exchange of Global Securities of any series or beneficial interests therein shall be effected through the Depository for such series, in accordance with this Indenture and the procedures of such Depository.

          (d) Transfer of a Beneficial Interest in a Global Security for a
              ------------------------------------------------------------
Definitive Security.
-------------------

          (i) Any person having a beneficial interest in a Global Security of any series may upon request exchange such beneficial interest for a Definitive Security of such series. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository for such series from such Depository or its nominee on behalf of any person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for such Depository from a participant or indirect participant in such Depository to issue a Definitive Security (all of which may be submitted by facsimile), then the Registrar or the Securities Custodian for such series, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security of such series to be reduced and, following such reduction, the Issuers will execute and the Trustee will authenticate and deliver to the transferee a Definitive Security of such series in the appropriate principal amount.

          (ii) Definitive Securities of any series issued in exchange for a beneficial interest in a Global Security for such series pursuant to this
Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository for such series, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Registrar for such series shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities.
              ----------------------------------------------------------
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security of any series may not be transferred as a whole except by the Depository for such series to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of the successor Depository.

          (f) Authentication of Definitive Securities in Absence of Depository.
              ----------------------------------------------------------------
If at any time:

          (i) the Depository for the Securities of any series notifies the Issuers that the Depository is unwilling or unable to continue as Depository for the Global Securities of such series and a successor Depository for the Global Securities of such series is not appointed by the Issuers within 90 days after delivery of such notice; or

          (ii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Securities of any series under this Indenture,

then the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities of such series, will authenticate and make available for delivery Definitive Securities of such series, in an aggregate principal amount equal to the principal amount of the Global Securities of such series, in exchange for such Global Securities.

          (g) Cancellation And/or Adjustment of Global Security. At such time
              -------------------------------------------------
as all beneficial interests in a Global Security of any series have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security of any series is exchanged for Definitive Securities of such series, redeemed, repurchased or cancelled, the principal amount of Securities of such series represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian for such series, at the direction of the Trustee, to reflect such reduction.

          (h) Obligations with Respect to Transfers and Exchanges of Definitive
              -----------------------------------------------------------------
Securities.
----------

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Securities and Global Securities of any series at the request of the Registrar or co-Registrar for such series.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to
Section 2.2, 2.10, 3.8, 4.13, 9.5 or 10.1).

          (iii) Except for a redemption of Securities pursuant to Section 3.2 or upon an order of any Gaming Authority, the Registrar or co-Registrar for a series of Securities shall not be required to register the transfer of or exchange of (a) any Definitive Security of such series selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security of such series being redeemed in part, or (b) any Security of such series for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.13 hereof (to the extent applicable to such series) or a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing or (c) to register the transfer of or exchange of any Security of such series so selected for redemption in whole or in part, except the unredeemed portion of any Security of such series being redeemed in part.

          (iv) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (v) All Definitive Securities and Global Securities of any series issued upon any registration of transfer or exchange of Definitive Securities or Global Securities of such series shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Definitive Securities or Global Securities of such series surrendered upon such registration of transfer or exchange.

          (vi) Except for a redemption of Securities pursuant to Section 3.2 or upon an order of any Gaming Authority, the Issuers shall not be required

               (1) to issue, register the transfer or exchange of or exchange any Security of any series for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.13 hereof (to the extent applicable to such series) or a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing, or

               (2) to register the transfer or exchange of any Definitive Security of such series selected for redemption in whole or in part pursuant to
Article III, except the unredeemed portion of any Definitive Security of such series being redeemed in part.

          (vii) Prior to due presentment for registration of transfer of any Security of a series, the Trustee, any Agent and the Issuers may deem and treat the person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

          Section 2.7 Replacement Securities.
                      ----------------------

          If a mutilated Security of any series is surrendered to the Trustee or if the Holder of a Security of any series claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security of such series if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security of any series is replaced. The Issuers may charge such Holder for their reasonable, out-of- pocket expenses in replacing a Security of any series.

          Every replacement Security is an additional obligation of the Issuers.

          Section 2.8 Outstanding Securities.
                      ----------------------

          Securities of any series outstanding at any time are all the Securities of such series that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security for such series effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security, except as provided in Section 2.9.


          If a Security of any series is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), such Security, together with the

Guarantee of that particular Security endorsed thereon, if any, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If, with respect to a series of Securities, on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds cash sufficient to pay all of the principal and interest due on the Securities of such series payable on that date and payment of such Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Issuers will advise the Trustee in writing of such amount, showing its computations in reasonable detail.

          SECTION 2.9 Treasury Securities.
                      -------------------

          In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, amendment, supplement, waiver or consent, Securities of such series owned by the Issuers, any Guarantor and Affiliates of the Issuers or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities of such series that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          Section 2.10 Temporary Securities.
                       --------------------

          Until definitive Securities of any series are ready for delivery, the Issuers may prepare, the Guarantors, if any, shall endorse and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have variations that the Issuers reasonably and in good faith consider appropriate for temporary Securities of such series. Without unreasonable delay, the Issuers shall prepare, the Guarantors, if any, shall endorse and the Trustee shall authenticate definitive Securities of any series in exchange for temporary Securities of such series. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          Section 2.11 Cancellation.
                       ------------

          The Issuers at any time may deliver Securities of any series to the Trustee for cancellation. With respect to a series of Securities, the Registrar and the Paying Agent for such series of Securities shall forward to the Trustee any Securities of such series surrendered to them for transfer, exchange or payment. With respect to a series of Securities, the Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or an Affiliate of the Company) for such series, and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Securities of such series surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.7, the Issuers may not issue new Securities of any series to replace Securities of such series they have paid or delivered to the Trustee for cancellation. No Securities of any series shall be authenticated in lieu of or in exchange for any Securities of such series cancelled as provided in this
Section 2.11, except as expressly permitted in the form of such series of Securities and as permitted by this Indenture.

          Section 2.12 Defaulted Interest.
                       ------------------

          If the Issuers default in a payment of interest on the Securities of any series, the Issuers shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders of such series on a Record Date (or at the Issuers' option a subsequent special record date), which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Section 2.13 CUSIP Numbers.
                       -------------

          The Issuers in issuing Securities of any series may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                                   REDEMPTION

          The provisions of this Article III shall be applicable to the Securities of any series unless this Article III is designated, pursuant to
Section 2.3, as being inapplicable to the Securities of such series. In addition, it shall be established prior to the issuance of any series of Securities, pursuant to Section 2.3, whether any provision concerning redemption of the Securities, other than or in addition to those specified below, shall be applicable to such series. Provisions of this Article III designated, pursuant to Section 2.3, as being inapplicable to a particular series of Securities shall have no force and effect as to the Securities of such series. In each provision of this Article III, unless the context otherwise requires, all references to Securities and any other defined terms refer only to a single series of Securities for which such provision has not been designated, pursuant to Section 2.3, as being inapplicable. Notwithstanding the foregoing, each series of Securities shall be subject to the provisions in Section 3.2 relating to Required Regulatory Redemptions.

          Section 3.1 Right of Redemption.
                      -------------------

          Redemption of Securities shall be made only in accordance with this
Article III. At their election, the Issuers may redeem the Securities in whole or in part, at any time or from time to time on or after the date specified pursuant to Section 2.3, at the Redemption Prices specified pursuant to Section 2.3, plus accrued but unpaid interest to the Redemption Date. Except as provided in this paragraph, the next following paragraph, Section 3.2 and the terms of the Securities, the Securities may not otherwise be redeemed at the option of the Issuers.

          On or prior to the date specified in the Board Resolution or Officers' Certificate issuing such series of Securities pursuant to Section 2.03, upon one or more Qualified Equity Offerings, up to 35% of the aggregate principal amount of the Securities may be redeemed at the option of the Issuers with cash from the Net Cash Proceeds of such Qualified Equity Offering, at the percentage of the principal amount thereof set forth in such Board Resolution or Officers' Certificate (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest to the date of redemption; provided, however, that immediately following each such redemption not less than 65% of the aggregate principal amount of the Securities issued pursuant to this Indenture remain outstanding, provided, further that such redemption shall occur within 60 days of such Qualified Equity Offering.

          The Securities may be redeemed at the option of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided herein, at any time at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date fixed for redemption if, as a result of any change in or amendment to the laws, treaties, rulings or regulations of The Bahamas, or of any political subdivision or taxing authority thereof or therein, or any change in the official position of the applicable taxing authority regarding the application or interpretation of such laws, treaties, rulings or regulations (including a holding judgment or order of a court of competent jurisdiction) or any execution thereof or amendment thereto, which is enacted into law or otherwise becomes effective after the Issue Date, either Issuer is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts on the Securities as a result of the imposition of a Bahamian tax and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs. The Issuers shall also pay to holders on the redemption date any Additional Amounts then due and which will become due as a result of the redemption or would otherwise be payable.

          Prior to the publication of any notice of redemption in accordance with the foregoing, the Issuers shall deliver to the Trustee an Officers' Certificate stating that (i) the payment of Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs and (ii) the Issuers are entitled to effect such redemption based on the written, substantially unqualified Opinion of Counsel, which counsel shall be reasonably acceptable to the Trustee, that the Issuers have or will become obligated to pay Additional Amounts as a result of such change or amendment. The notice, once delivered by the Issuers to the Trustee, will be irrevocable.

          Section 3.2 Redemption Pursuant to Gaming Laws.
                      ----------------------------------

          If a Holder or a beneficial owner of Securities is required by any Gaming Authority to be found suitable to hold the Securities, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority request or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable to hold the Securities and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Securities within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier. If the Holder fails to dispose of his Securities within such time period, the Issuers may, at their option, redeem such Holder's Securities (a "Required Regulatory Redemption") at, depending on applicable law,
(i) the principal amount thereof, together with accrued and unpaid interest to the date of the finding of unsuitability by a Gaming Authority, (ii) the amount that such Holder paid for the Securities, (iii) the Fair Market Value of the Securities, (iv) the lowest of clauses (i), (ii) and (iii), or (v) such other amount as may be determined by the appropriate Gaming Authority.

          Section 3.3 Notices to Trustee.
                      ------------------

          If the Issuers elect to redeem Securities pursuant to this Article III, they shall notify the Trustee in writing of the date on which the Securities are to be redeemed ("Redemption Date") and the principal amount of Securities to be redeemed and whether they want the Trustee to give notice of redemption to the Holders in the name of and at the expense of the Issuers.

          If the Issuers elect to reduce the principal amount of Securities to be redeemed pursuant to the terms of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Issuers shall give each notice to the Trustee provided for in this
Section 3.3 at least 45 days (unless a shorter period is acceptable to the Trustee) before the Redemption Date (unless a different notice period shall be required by a Gaming Authority with respect to a Required Regulatory Redemption).

          Section 3.4 Selection of Securities to Be Redeemed.
                      --------------------------------------

          If less than all of the Securities are to be redeemed (except in the case of a Required Regulatory Redemption), the Trustee shall select from among such Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          Section 3.5 Notice of Redemption.
                      --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a different notice period shall be required by any Gaming Authority). At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. Each notice for redemption shall identify the Securities to be redeemed (including the series) and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price, including the amount of accrued but unpaid interest to be paid upon such redemption;

          (3) the name and address of the Paying Agent for the Securities being redeemed;

          (4) that Securities called for redemption must be surrendered to the Paying Agent for such Securities at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Issuers default in their obligation to deposit cash with the Paying Agent in accordance with Section 3.7 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued but unpaid interest, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed;

          (8) the CUSIP number of the Securities to be redeemed; and

          (9) that the notice is being sent pursuant to this Section 3.5 and pursuant to the redemption provisions of the terms of the Securities.

          Section 3.6 Effect of Notice of Redemption.
                      ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.5, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price set forth in the terms of such Securities, including accrued but unpaid interest. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued to and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          Section 3.7 Deposit of Redemption Price.
                      ---------------------------

          Prior to 10:00 a.m. on the Redemption Date, the Issuers shall deposit with the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) cash sufficient to pay the Redemption Price of, including accrued but unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuers to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuers any cash so deposited which is not required for that purpose upon the written request of the Issuers.

          If the Issuers comply with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Securities.

          Section 3.8 Securities Redeemed in Part.
                      ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

          Any or all of the provisions of this Article IV shall be applicable to the Securities of any series for which such provision or provisions are designated as applicable pursuant to the terms of Section 2.3. In addition, it shall be established prior to the issuance of any series of Securities, pursuant to Section 2.3, whether any covenant or covenants other than or in addition to those specified below shall be applicable to such series. Provisions of this Article IV not designated, pursuant to
Section 2.3, as applying to a particular series of Securities shall have no force and effect as to the Securities of such series. In each provision of this
Article IV, unless the context otherwise requires, all references to Securities and any other defined terms refer only to a single series of Securities for which such provision has been designated, pursuant to Section 2.3, as being applicable.

          Section 4.1  Payment of Securities.
                       ---------------------

          The Issuers shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) holds for the benefit of the Holders, on or before 10:00 a.m., New York City time, on that date, cash deposited and designated for and sufficient to pay the installment.

          The Issuers shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          Section 4.2 Maintenance of Office or Agency.
                      -------------------------------

          The Issuers and the Guarantors, if any, shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers and the Guarantors, if any, in respect of the Securities and this Indenture may be served. The Issuers and the Guarantors, if any, shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers and the Guarantors, if any, shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Issuers and the Guarantors, if any, may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers and the Guarantors, if any, of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers and the Guarantors, if any, shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers and the Guarantors, if any, hereby initially designate the principal corporate trust office of the Trustee as such office.

          Section 4.3 Limitation on Restricted Payments.
                      ---------------------------------

          The Issuers and the Guarantors, if any, shall not, and shall not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) Sun International is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10 (to the extent applicable) or (iii) the aggregate amount of all Restricted Payments made by Sun International and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of (a) 50% of the aggregate Consolidated Net Income of Sun International for the period (taken as one accounting period) commencing on the date specified in the Board Resolution or Officers' Certificate issuing such series of Securities pursuant to Section 2.03, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by Sun International from the sale of its Qualified Capital Stock (other than (i) a sale to a Subsidiary of Sun International and (ii) to the extent such Net Cash Proceeds are applied in connection with a Qualified Exchange) after the Issue Date, plus
(c) the amount (not to exceed the aggregate amount of Investments previously made by the Issuers or any Guarantor, if any, which were treated as Restricted Payments and counted against the amount available under this clause (iii)) equal to the net reduction in Investments resulting from either (1) any dividends, repayments of loans or advances or other transfers of assets to the Issuers or any Guarantor, if any, or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor, if any, or the release or expiration of any such guarantee, including the expiration or release of any Investment Guarantee or (2) the redesignation of an Unrestricted Subsidiary as a Subsidiary which executes a Guarantee, if any; provided, however, that the amount of anything credited pursuant to this clause (c) shall not exceed its Fair Market Value at the time of transfer or redesignation, as the case may be, plus (d) $50.0 million.

          The immediately preceding paragraph, however, will not prohibit (1) a Qualified Exchange, (2) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, (3) the redemption or repurchase of any Capital Stock or Indebtedness of the Issuers or their Subsidiaries (other than Capital Stock or Indebtedness held by Permitted Holders), if the holder or beneficial owner of such Capital Stock or Indebtedness is required to be found suitable by any Gaming Authority to own or vote any such security and is found unsuitable by any such Gaming Authority to so own or vote such security and (4) any Investment Guarantee Payments. The full amount of any Restricted Payment made pursuant to the foregoing clauses (2), (3) and (4) (but not pursuant to clause (1)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of the immediately preceding paragraph.

          For purposes of this Section 4.3, the amount of any Restricted Payment made or returned, if other than in cash, shall be the Fair Market Value thereof, unless stated otherwise, at the time made or returned, as applicable.

          Section 4.4 Corporate Existence.
                      -------------------

          Subject to Article V, the Issuers and the Guarantors, if any, shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Issuers and the Guarantors, if any, and each of their Subsidiaries; provided, however, that neither the Issuers nor any of the Guarantors, if any, shall be required to preserve, with respect to itself, any right or franchise, and with respect to any of their Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of Sun International shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 4.5 Payment of Taxes and Other Claims.
                      ---------------------------------

          The Issuers and the Guarantors, if any, shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Issuers, any Guarantor or any of their Subsidiaries or properties and assets of the Issuers, any Guarantor or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Issuers, any Guarantor or any of their Subsidiaries; provided, however, that neither the Issuers nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          Section 4.6 Compliance Certificate; Notice of Default.
                      -----------------------------------------

          (a) The Issuers shall deliver to the Trustee within 120 days after the end of their fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Issuers, complying (whether or not required) with ss. 314(a)(4) of the TIA and stating that a review of their activities and the activities of their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations (without regard to notice requirements or grace periods) under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Issuers, any Guarantor or any Subsidiary of the Issuers or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year-end on any date other than the current fiscal year end date.

          (b) The Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives notice of the Default giving rise thereto from the Issuers or any of the Holders.

          Section 4.7 Reports.
                      -------

          Whether or not Sun International is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Sun International shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to furnish such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if Sun International were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by Sun International's certified independent public accountants as such would be required in such reports to the SEC, and, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the SEC, file with the SEC the annual, quarterly and other reports which it is or would have (if it were subject to such reporting obligations) been required to file with the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 4.8 Waiver of Stay, Extension or Usury Laws.
                      ---------------------------------------

          Each of the Issuers and each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Issuers or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 4.9 Limitation on Transactions with Affiliates.
                      ------------------------------------------

          None of the Issuers or any of their Subsidiaries will, on or after the Issue Date, enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Sun International or such Subsidiary, as applicable, and no less favorable to Sun International or such Subsidiary, as applicable, than could have been obtained in an arm's length transaction with a non- Affiliate and (ii) if involving consideration to either party in excess of $4.0 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and
(iii) if involving consideration to either party in excess of $15.0 million, unless in addition to the foregoing, Sun International, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Sun International from a financial point of view from an independent investment banking firm of national reputation.


          Section 4.10 Limitation on Incurrence of Additional Indebtedness and
                       -------------------------------------------------------
Disqualified Capital Stock.
--------------------------

          Except as set forth below in this Section 4.10, the Issuers and the Guarantors, if any, will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of Sun International for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.5 to l (the "Debt Incurrence Ratio"), then the Issuers and the Guarantors, if any, may incur such Indebtedness or Disqualified Capital Stock.

          Acquired Indebtedness shall be deemed to have been incurred at the time the person who incurred such Indebtedness becomes a Subsidiary of either of the Issuers (including upon designation of any Unrestricted Subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with either of the Issuers or a Subsidiary of either of the Issuers, as applicable. Upon each incurrence of Indebtedness, the Issuers may designate pursuant to which provision of this Section 4.10 (including pursuant to which clause of the definition of "Permitted Indebtedness") such Indebtedness is being incurred and the Issuers may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.10.

          Section 4.11 Limitation on Dividends and Other Payment Restrictions
                       ------------------------------------------------------
Affecting Subsidiaries.
----------------------

          The Issuers and the Guarantors, if any, will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of Sun International, SINA or such Guarantor, if any, to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Sun International, SINA, the Guarantors, if any, or any Subsidiary of any of them, or to guaranty the Securities, except (a) restrictions imposed by the Securities or herein or by other Indebtedness (which may also be guaranteed by the Guarantors, if any) ranking pari passu with the Securities or the Guarantees, if any, as applicable, provided that such restrictions are no more restrictive taken as a whole than those imposed by the Indenture and the Securities, (b) restrictions imposed by applicable law, (c) any restriction imposed by Indebtedness incurred under the Credit Agreement or other Senior Debt incurred pursuant to Section 4.10 hereof; provided that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by Sun International or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) restrictions with respect solely to a Subsidiary of Sun International imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary that are being sold, (g) restrictions on transfer contained in FF&E Indebtedness incurred pursuant to paragraph (c) of the definition of "Permitted Indebtedness," provided such restrictions relate only to the transfer of the property acquired with the proceeds of such FF&E Indebtedness, and (g) in connection with and pursuant to Permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease, license or contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

          Section 4.12 Limitation on Liens Securing Indebtedness.
                       -----------------------------------------

          The Issuers and the Guarantors, if any, will not, and will not permit any of their Subsidiaries to, individually or collectively, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any Indebtedness of the Issuers, the Guarantors, if any, or any of their Subsidiaries other than Senior Debt, unless the Issuers and Guarantors, if any, each provide, and cause their Subsidiaries to provide, concurrently therewith, that the Securities are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities.

          Section 4.13 Limitation on Sale of Assets and Subsidiary Stock.
                       -------------------------------------------------

          The Issuers and the Guarantors, if any, will not, and will not permit any of their Subsidiaries to, individually or collectively, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of SINA, a Guarantor, if any, or a Subsidiary of Sun International or SINA), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of Sun International, including SINA, whether by Sun International, SINA or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of Sun International, including SINA, and including any sale and leaseback transaction (an "Asset Sale"), unless (i)(a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of such series of Securities in accordance with the terms of this Indenture or to the repurchase of such series of Securities and other Indebtedness on a parity with the Securities with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding) pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase such series of Securities at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) with respect to each such series of Indebtedness (the "Asset Sale Offer Price") together with accrued and unpaid interest to the date of payment, made within 330 days of such Asset Sale or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (1) invested in assets and property (other than notes, bonds, obligation and securities) which in the good faith judgment of the Board of Directors of Sun International will immediately constitute or be a part of a Related Business of Sun International, SINA or such Subsidiary (if it continues to be a Subsidiary) immediately following such investment or (2) used to permanently reduce Senior Debt (provided that in the case of a revolving loan agreement or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (ii) no more than the greater of (A) $20.0 million or (B) 15% of the total consideration for such Asset Sale or series of related Asset Sales consists of consideration other than cash or Cash Equivalents, provided, however, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if (A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Related Business (including Capital Stock of a person that becomes a wholly owned Subsidiary and that holds such assets) to be used by the Issuers or a Subsidiary in the conduct of a Related Business and (B) the terms of such Asset Sale have been approved by a majority of the members of the Board of Directors of Sun International having no personal stake in such transaction, (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (iv) if the value of the assets disposed of is at least $10.0 million, the Board of Directors of Sun International determines in good faith that Sun International or such Subsidiary, as applicable, receives Fair Market Value for such Asset Sale (as evidenced by a resolution of the Board of Directors). Pending the final application of any Net Cash Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

          Notwithstanding the foregoing provisions of the prior paragraph:

          (i) Sun International and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

          (ii) Sun International and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V;

          (iii) Sun International and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Sun International or such Subsidiary, as applicable;

          (iv) the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to any Issuer or any Guarantor, if any; and

          (v) the Issuers may sell Non-Strategic Real Estate.

          An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (i) above (the "Excess Proceeds") exceeds $20.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Issuers shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the applicable Asset Sale Offer Price (together with accrued and unpaid interest). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (ii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of
(a) Senior Debt assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to clause (a) or (c) of the definition of Permitted Indebtedness (including that in the case of a revolving loan agreement or similar arrangement that makes credit available, such commitment is so reduced by such amount), (b) FF&E Indebtedness secured solely by the assets sold and assumed by a transferee and (c) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents.

          All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Senior Debt, or used to repurchase Securities, all within the period and as otherwise provided above in clauses (i)(a) or (i)(b) of the first paragraph of this Section 4.13.

          In addition to the foregoing, Sun International will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary, including SINA, except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) pursuant to an Asset Sale of shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, provided that after such sale the Issuers or their Subsidiaries own at least 50.1% of the voting and economic interests of the Capital Stock of such Subsidiary.

          Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Issuers to each Holder at its registered address, with a copy to the Trustee. The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

          (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.13;

          (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest) and the date of purchase;

          (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

          (4) that, unless the Issuers default in depositing cash with the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Issuers or any Affiliate of either of the Issuers) in accordance with the last paragraph of this Section 4.13, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding any other provision of this Indenture, be the Issuers or any Affiliate of either of the Issuers) at the address specified in the notice;

          (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

          (7) that if Indebtedness, including Securities, in a principal amount in excess of the principal amount of Indebtedness, including Securities, to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Issuers shall purchase Indebtedness, including Securities, on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (9) the circumstances and relevant facts regarding such Asset Sales;
     and

          (1) the CUSIP number, if any, of the Securities.

          The Issuers agree that any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable United States Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the date of purchase, the Issuers shall (i) accept for payment Indebtedness, including Securities, or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.

          Section 4.14 Limitation on Layering Indebtedness.
                       -----------------------------------

          The Issuers and the Guarantors, if any, will not, individually or collectively, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of either Issuer or any Guarantor unless, by its terms, such Indebtedness is subordinated in right of payment to, or ranks pari passu with, the Securities or the Guarantee, if any, as applicable.

          Section 4.15 Limitation on Lines of Business.
                       -------------------------------

          None of the Issuers or any of their Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the good faith judgment of the Board of Directors of Sun International, is a Related Business.

          Section 4.16 Limitation on Status as Investment Company.
                       ------------------------------------------

          None of Sun International or any of its Subsidiaries shall become required to be registered as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          Section 4.17 Future Subsidiary Guarantors.
                       ----------------------------

          The Issuers covenant and agree that, if any Guarantees are outstanding, they shall cause each person that becomes a Subsidiary of either Issuer to execute a Guarantee in the form of each Guarantee outstanding and shall cause such Subsidiary to enter into a supplemental indenture for the purpose of jointly and severally guaranteeing, irrevocably and unconditionally, on a senior subordinated basis, the Issuers' obligations to pay principal, premium and interest on the Securities.

          Section 4.18 Payment for Consent.
                       -------------------

          None of the Issuers or any of their Subsidiaries or Unrestricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Securities prior to the expiration of the solicitation.

          Section 4.19 Suspended Covenants.
                       -------------------

          During any period of time that (i) the Securities have Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing with respect to the Securities, the Issuers and their Subsidiaries will not be subject to Section 4.3, 4.10, 4.13 or clause (iv) of Section 5.1 (collectively, the "Suspended Covenants"). In the event that the Issuers and their Subsidiaries are not subject to the Suspended Covenants with respect to the Securities for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its rating or assigns the Securities a rating below the required Investment Grade Ratings, then the Issuers and their Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Securities and compliance with Section 4.3 made after the time of such withdrawal or assignment will be calculated in accordance with the terms of Section 4.3 as if such covenant had been in effect during the entire period of time from the Issue Date with respect to the Securities.

          Section 4.20 Payment of Additional Amounts.
                       -----------------------------

          The Issuers will, subject to the limitations and exceptions set forth below, pay to each Holder such amounts (the "Additional Amounts") as may be necessary in order that every net payment or deemed payment of (i) principal, premium and interest, if any, with respect to a Security, or (ii) net proceeds on the sale or exchange of a Security, each after deduction or withholding for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of The Bahamas or any authority thereof or therein having power to tax, will result in the receipt by the Holders of the amounts that would have been received by them had no such deduction or withholding been required; provided, however, that no such Additional Amounts shall be payable in respect of any Security for:

          (1) any tax, duty, assessment, or other governmental charge which would not have been imposed but for the fact that such Holder:

               (a) is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or was physically present in, The Bahamas or any political subdivision thereof or therein or otherwise has some connection with The Bahamas other than the mere ownership of, or receipt of payment under, such Security;

               (b) presented such Security for payment in The Bahamas or any political subdivision thereof or therein, unless such Security could not have been presented for payment elsewhere; or

               (c) presented such Security for payment more than 30 days after the date on which the payment in respect of such Security became due and payable or provided for, whichever is later, except to the extent that the

          Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of 30 days;

          (2) any estate, inheritance, gift, sales, transfer, or similar tax, assessment or other governmental charge or any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Security;

          (3) any tax, duty, assessment, or other governmental charge imposed on a Holder that is not the beneficial owner of a Security to the extent that the beneficial owner would not have been entitled to the payment of Additional Amounts had the beneficial owner directly held the Security; or

          (4) any combination of items (1), (2) and (3).

          Whenever there is mentioned herein in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security or the net proceeds received on the sale or exchange of any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

          Without limiting a Holder's right to receive payment of Additional Amounts, in the event that Additional Amounts actually paid with respect to the Securities are based on rates of deduction or withholding of Bahamian taxes in excess of the appropriate rate applicable to the Holder of such Securities and, as a result thereof, such Holder of Securities is entitled to make a claim for a refund or credit of such excess, then such Holder of Securities shall, by accepting the Securities and receiving a payment of Additional Amounts, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuers. By making such assignment, the Holder of Securities makes no representation or warranty that the Issuers will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

          Section 4.21 Calculation of Original Issue Discount.
                       --------------------------------------

          The Issuers shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Original Issue Discount Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount Securities as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

          Any or all of the provisions of this Article V shall be applicable to the Securities of any series for which such provision or provisions are designated as applicable pursuant to the terms of Section 2.3. In addition, it shall be established prior to the issuance of any series of Securities, pursuant to Section 2.3, whether any successor provision other than or in addition to those specified below shall be applicable to such series. Provisions of this
Article V not designated, pursuant to Section 2.3, as applying to a particular series of Securities shall have no force and effect as to the Securities of such series.

          Section 5.1 Limitation on Merger, Sale or Consolidation of Sun
                      --------------------------------------------------
International.
-------------

          With respect to a series of Securities, Sun International will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a Plan of Liquidation, unless (i) either (a) Sun International is the resulting surviving or transferee entity (the "Successor Company") or (b) the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the Commonwealth of The Bahamas, any member country of the European Union, Canada or the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Sun International in connection with such series of Securities and this Indenture; (ii) no Default or Event of Default with respect to such series of Securities shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is at least equal to the Consolidated Net Worth of Sun International immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.10, to the extent applicable to such series of Securities. With respect to a series of Securities, on or prior to the consummation of the proposed transaction, Sun International shall have delivered to the Trustee (x) an Officers' Certificate, stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture executed in connection therewith comply with this Indenture and (y) an Opinion of

Counsel stating that the conditions in clause (i)(b) of the first paragraph of this Section 5.1 have been satisfied, if applicable. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of Sun International, including SINA, if applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of Sun International if the interest of Sun International in the properties and assets of such Subsidiary or Subsidiaries constitutes all or substantially all of the properties and assets of Sun International.

          Section 5.2 Successor Corporation Substituted.
                      ---------------------------------

          With respect to a series of Securities, upon any consolidation or merger or any transfer of all or substantially all of the assets of Sun International or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Sun International is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and (except in the case of a lease or any transfer of substantially all (but less than all) of the assets of Sun International) be substituted for, and may exercise every right and power of, Sun International under this Indenture with the same effect as if such successor corporation had been named herein as Sun International and (except in the case of a lease or any transfer of substantially all (but less than all) of the assets of Sun International) Sun International shall be released from the obligations under such series of Securities and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

          Section 5.3 Limitation on Merger, Sale or Consolidation of SINA.
                      ---------------------------------------------------

          With respect to a series of Securities, SINA will not consolidate with or merge with or into (whether or not SINA is the surviving person) another person (other than Sun International or a Guarantor, if any) unless (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than SINA) expressly assumes by supplemental indenture in form reasonably satisfactory to the Trustee all of the obligations of SINA in connection with such series of Securities and this Indenture and (ii) no Default or Event of Default with respect to such series of Securities shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction. Any person that expressly assumes all the obligations of SINA pursuant to a supplemental indenture as provided in the foregoing sentence, shall succeed to, and be substituted for, and may exercise every right and power of SINA under the Indenture with the same effect as if such successor corporation had been named herein as SINA.

          Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, or otherwise) of SINA in its entirety to an entity which is not a Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.13), SINA shall be released from the obligations under such series of Securities and this Indenture except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that any such termination shall occur only to the extent that all obligations of SINA under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of Sun International or any of its Subsidiaries shall also terminate upon such release, sale or transfer.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          Any or all of the provisions of this Article VI shall be applicable to the Securities of any series for which such provision or provisions are designated as applicable pursuant to the terms of Section 2.3. In addition, it shall be established prior to the issuance of any series of Securities, pursuant to Section 2.3, whether any default or event of default other than or in addition to those specified below shall be applicable to such series. Provisions of this Article VI not designated, pursuant to Section 2.3, as applying to a particular series of Securities shall have no force and effect as to the Securities of such series.

          Section 6.1 Events of Default.
                      -----------------

          "Event of Default," wherever used herein, means, with respect to a series of Securities, any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the failure by the Issuers to pay any installment of interest on such series of Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on such series of Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, whether or not prohibited by Article XII hereof, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

          (3) the failure by either of the Issuers or any of their Subsidiaries otherwise to comply with Sections 4.13, 5.1 and 5.2 and Article X (to the extent applicable to such series of Securities);

          (4) (A) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement contained in Article IV (to the extent applicable to such series of Securities and except as provided in clauses (1), (2) and (3) above) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of such series of Securities then outstanding, or (B) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement contained in such series of Securities or herein (to the extent applicable to such series of Securities and except as provided for in clauses (1),
     (2), (3) and (4)(A) above) and the continuance of such failure for 60 days after written notice is given to the Issuers by the Trustee or the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of such series of Securities then outstanding;

          (5) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating either or both of the Issuers or any of their Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of either or both of the Issuers or any of their Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for either or both of the Issuers, any of their Significant Subsidiaries, or any substantial part of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (6) either or both of the Issuers or any of their Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

          (7) a default in Indebtedness of either of the Issuers or any of their Subsidiaries with an aggregate principal amount in excess of $10.0 million
     (a) resulting from the failure to pay any principal at final stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (8) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against either of the Issuers or any of their Subsidiaries and either (a) the commencement by any creditor of any enforcement proceeding upon any such judgment that is not promptly stayed or (b) such judgment is not stayed, bonded or discharged within 60 days; and

          (9) any other Event of Default provided under the terms of such series of Securities pursuant to Section 2.3.

          Section 6.2 Acceleration of Maturity Date; Rescission and Annulment.
                      -------------------------------------------------------

          If an Event of Default occurs and is continuing with respect to a series of Securities (other than an Event of Default specified in clauses (5) and (6), above, relating to either of the Issuers or any of their Significant Subsidiaries), then in every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of such series of Securities then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued and unpaid interest thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the Credit Agreement, such acceleration shall not be effective until the earlier of (x) the fifth Business Day after the giving to Sun International and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and
(y) the date of acceleration of any Senior Debt under the Credit Agreement. If an Event of Default specified in clauses (5) and (6) above relating to either of the Issuers or any of their Significant Subsidiaries occurs with respect to a series of Securities, all principal and accrued interest on the Securities will be immediately due and payable on all outstanding Securities of such series without any declaration or other act on the part of Trustee or the Holders thereof.

          With respect to a series of Securities, at any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities of such series, by written notice to the Issuers and the Trustee, may rescind, on behalf of all Holders of such series, any such declaration of acceleration if:

          (1) the Issuers have paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of such series,

               (B) the principal of (and premium, if any, applicable to) any Securities of such series which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities of such series,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities of such series,

               (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (2) all Events of Default with respect to such series of Securities, other than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, with respect to a series of Securities, no waiver shall be effective for any Event of Default with respect to such series of Securities, or event which with notice or lapse of time or both would be an Event of Default, with respect to such series of Securities, with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security of such series, unless all such affected Holders agree, in writing, to waive such Event of Default or other event with respect to such series of Securities. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          Section 6.3 Collection of Indebtedness and Suits for Enforcement by
                      -------------------------------------------------------
Trustee.
-------

          The Issuers covenant that, with respect to a series of Securities, if an Event of Default in payment of principal, premium, or interest specified in
Section 6.1(1) or (2) occurs and is continuing with respect to such series of Securities, the Issuers shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such series of Securities, the whole amount then due and payable on such series of Securities for principal, premium (if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by such series of Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders of such series of Securities, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon such series of Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon such series of Securities, wherever situated.

          If an Event of Default occurs and is continuing with respect to a series of Securities, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series of Securities by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 6.4 Trustee May File Proofs of Claim.
                      --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon any series of Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such series of Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of such series of Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders of such series of Securities allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of such series of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of such series, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee of any series of Securities to authorize or consent to or accept or adopt on behalf of any Holder of such series of Securities any plan of reorganization, arrangement, adjustment, or composition affecting such series of Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

          Section 6.5 Trustee May Enforce Claims Without Possession of
                      ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture or any series of Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders of such series, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

          Section 6.6 Priorities.
                      ----------

          Subject to Article XII, any money collected by the Trustee with respect to a series of Securities pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7;

          SECOND: To the Holders of such series of Securities in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

          THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

          Section 6.7 Limitation on Suits.
                      -------------------

          No Holder of any Security of any series shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series of Securities;

               (B) the Holders of not less than 25% in principal amount of then outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

               (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of such series;

it being understood and intended that no one or more Holders of such series of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of the Holders.

          Section 6.8 Unconditional Right of Holders to Receive Principal,
                      ----------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security of such series on the Maturity Dates or Interest Payment Dates, as applicable, of such payments as expressed in such Security of such series (in the case of redemption, the Redemption Price on the Redemption Date; in the case of a Change of Control, the Change of Control Purchase Price, on the Change of Control Purchase Date; and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date); and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 6.9 Rights and Remedies Cumulative.
                      ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of any series is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 6.10 Delay or Omission Not Waiver.
                       ----------------------------

          No delay or omission by the Trustee or by any Holder of any series of Securities to exercise any right or remedy arising upon any Event of Default with respect to such series of Securities shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders of such series may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 6.11 Control by Holders.
                       ------------------

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of such series of Securities not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 6.12 Waiver of Past Default.
                       ----------------------

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities of any series may, by written notice to the Trustee on behalf of all Holders of such series of Securities, prior to the declaration of the maturity of the Securities of such series, waive any past default hereunder and its consequences, except a default

               (A) in the payment of the principal of, premium, if any, or interest on, any Security of such series as specified in clauses (1) and (2) of Section 6.1, or

               (B) in respect of a covenant or provision hereof which applies to such series of Securities and which, under Article IX, cannot be modified or amended without the consent of the Holders of each outstanding Security of such series affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default with respect to such series of Securities arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          Section 6.13 Undertaking for Costs.
                       ---------------------

          All parties to this Indenture agree, and each Holder of any Security of any series by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for such series for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.13 shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities of such series, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security of such series on or after the Maturity Date of such Security.

          Section 6.14 Restoration of Rights and Remedies.
                       ----------------------------------

          If the Trustee or any Holder of any series of Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Guarantors, if any, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          Section 7.1 Duties of Trustee.
                      -----------------

          (a) If a Default or an Event of Default has occurred and is continuing with respect to any series of Securities, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of a Default or an Event of Default with respect to any series of Securities:

               (1) The Trustee with respect to such series need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of subsection (b) of this
     Section 7.1.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

          (d) The Trustee shall comply with any order or directive of a Gaming Authority requiring that the Trustee submit, at the expense of the Issuers, an application for any license, finding of suitability or other approval pursuant to any gaming law and will cooperate fully and completely in any proceeding related to such application; provided, however, that in the event the Trustee in its reasonable judgment determines that complying with such order or directive would subject it or its officers or directors to unreasonable or onerous requirements, the Trustee may, at its option, resign as Trustee in lieu of complying with such order or directive; and provided, further, that no resignation shall become effective until a successor Trustee is appointed and delivers a written acceptance in accordance with Section 7.8 hereof.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c), (d) and (e) of this Section 7.1.

          (g) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 7.2 Rights of Trustee.
                      -----------------

          Subject to Section 7.1:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (h) Any request or direction of the Issuers mentioned herein will be sufficiently evidenced by an Issuers Request or Issuers Order and any resolution of the Board of Directions will be sufficiently evidenced by a Board Resolution.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

          (j) The Trustee may request that the Issuers deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          Section 7.3 Individual Rights of Trustee.
                      ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Issuers, any Guarantor, if any, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          Section 7.4 Trustee's Disclaimer.
                      --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities (other than the Trustee's certificate of authentication) or for the use or application of any funds received by a Paying Agent other than the Trustee.

          Section 7.5 Notice of Default.
                      -----------------

          If a Default or an Event of Default with respect to any series of Securities occurs and is continuing and if it is actually known to the Trustee for such Securities, the Trustee shall mail to each Securityholder of such series notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on such series of Securities (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date, and the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders of such series.

          Section 7.6 Reports by Trustee to Holders.
                      -----------------------------

          If required by law, within 60 days after each January 31 beginning with the January 31 following the date of this Indenture, the Trustee with respect to each series of securities shall mail to each Securityholder of such series a brief report dated as of such January 31 that complies with TIA ss. 313(a). If required by law, the Trustee with respect to each series of securities also shall comply with TIA ss.ss. 313(b) and 313(c).

          The Issuers shall promptly notify the Trustee in writing if the Securities of any series become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          Section 7.7 Compensation and Indemnity.
                      --------------------------

          The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

          The Issuers shall indemnify the Trustee (in its capacity as Trustee, Registrar and Paying Agent) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any and all claims, losses, damages, demands, fees, expenses (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), losses or liabilities incurred by them without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided that the Issuers will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers need not pay for any settlement made without their written consent. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Issuers' payment obligations in this Section 7.7, the Trustee with respect to each series of Securities shall have a lien prior to the Securities of such series on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities of such series.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Issuers' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuers' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          Section 7.8 Replacement of Trustee.
                      ----------------------

          The Trustee with respect to any series of Securities may resign by so notifying the Issuers in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee for such series by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent. The Issuers may remove the Trustee with respect to any series of Securities if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to the Securities of one or more series, the Issuers shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series). Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee of any series of Securities shall mail notice of its succession to each Holder of such series.

          If a successor Trustee with respect to the Securities of such series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers or the Holder or Holders of at least 10% in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          If the Trustee fails to comply with Section 7.10, any Securityholder of any series for which the Trustee acts in such capacity may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          Section 7.9 Successor Trustee by Merger, Etc.
                      --------------------------------

          If the Trustee with respect to the Securities of any series consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee with respect to the Securities of such series.

          Section 7.10 Eligibility; Disqualification.
                       -----------------------------

          The Trustee with respect to the securities of each series of Securities shall at all times satisfy the requirements of TIA ss. 310(a)(1) and TIA ss. 310(a)(5). The Trustee with respect to the securities of each series of Securities shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee with respect to the securities of each series of Securities shall comply with TIA ss. 310(b).

          Section 7.11 Preferential Collection of Claims Against Issuers.
                       -------------------------------------------------

          The Trustee with respect to the securities of each series of Securities shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 8.1 Option to Effect Legal Defeasance or Covenant Defeasance.
                      --------------------------------------------------------

          The Issuers may, at their option, at any time, elect to have Section
8.2 or Section 8.3 applied to all outstanding Securities or all outstanding Securities of any series upon compliance with the conditions set forth below in this Article VIII.

          Section 8.2 Legal Defeasance and Discharge.
                      ------------------------------

          Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuers and the Guarantors, if any, shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities or all outstanding Securities of any series (the "Defeased Securities") on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Defeased Securities and this Indenture (and the Trustee for the Defeased Securities, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Defeased Securities when such payments are due, (b) the Issuers' obligations with respect to such Defeased Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section

8.2 with respect to any series of Securities notwithstanding the prior exercise of their option under Section 8.3 with respect to such series of Securities.

          Section 8.3 Covenant Defeasance.
                      -------------------

          Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuers shall be released from their obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15 and 4.16, Article V and Article X, in each case, to the extent applicable, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Defeased Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Defeased Securities, the Issuers need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(3) through 6.1(8) shall not constitute Events of Default with respect to the Defeased Securities.

          Section 8.4 Conditions to Legal or Covenant Defeasance.
                      ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities or any series thereof, as the case may be:

          (a) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on such Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations to said payments with respect to such Securities.

          (b) In the case of an election under Section 8.2, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) In the case of an election under Section 8.3, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.1(5) or 6.1(6) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which either of the Issuers or any of their Subsidiaries is a party or by which either of the Issuers or any of their Subsidiaries is bound;

          (f) In the case of an election under either Section 8.2 or 8.3, the Issuers shall have delivered to the Trustee for the applicable series an Officers' Certificate stating that the deposit made by the Issuers pursuant to its election under Section 8.2 or 8.3 was not made by the Issuers with the intent of hindering, delaying or defrauding creditors of the Issuers or others; and

          (g) The Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that the conditions precedent provided for, in the case of the Officers' Certificate, in subsections (a) through (f) of this Section 8.4 and, in the case of the Opinion of Counsel, subsections (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this
Section 8.4 have been complied with as contemplated by this Section 8.4.

          Section 8.5 Deposited Cash and U.S. Government Obligations to Be Held
                      ---------------------------------------------------------
in Trust; Other Miscellaneous Provisions.
----------------------------------------

          Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee for the applicable series of Securities (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Defeased Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Defeased Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Defeased Securities.

          Section 8.6 Repayment to Issuers.
                      --------------------

          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any cash or U.S. Government Obligations held by it as provided in
Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereto delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Any money deposited with the Trustee or any Paying Agent for any Defeased Securities, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Defeased Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request; and the Holder of such Defeased Securities shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

          Section 8.7 Reinstatement.
                      -------------

          If the Trustee or Paying Agent for any Defeased Securities is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Defeased Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any such Securities following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 9.1 Supplemental Indentures Without Consent of Holders.
                      --------------------------------------------------

          Without the consent of any Holder, the Issuers or any Guarantor, if any, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

          (2) to add to the covenants of the Issuers for the benefit of the Holders of all the Securities or any series thereof, or to surrender any right or power herein conferred upon the Issuers or to make any other change that does not adversely affect the rights of any Holder; provided that such change does not adversely affect the rights of any Holder;

          (3) to provide for additional Guarantors of all the Securities or any series thereof;

          (4) to evidence the succession of another person to either of the Issuers, and the assumption by any such successor of the obligations of such Issuer, herein and in the Securities in accordance with Article V;

          (5) to establish the terms of any series of Securities pursuant to
     Section 2.3;

          (6) to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities); provided that any such addition, change or elimination other than those permitted by all or any of clauses (1), (2),
     (3), (4), (5) and (7) of this Section 9.1 shall neither (a) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the Holder of any such Security with respect to such provision; or

          (7) to comply with the TIA.

          Section 9.2 Amendments, Supplemental Indentures and Waivers with
                      ----------------------------------------------------
Consent of Holders.
------------------

          Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of a series of Securities then outstanding, by written act of said Holders delivered to the Issuers and the Trustee for such series, the Issuers and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture with respect to such series or the Securities of such series or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture with respect to such series or the Securities of such series or of modifying in any manner the rights of the Holders of such series under this Indenture or under the Securities of such series. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of a majority in principal amount of then outstanding Securities of such series may waive compliance by the Issuers or any Guarantor, with any provision of this Indenture with respect to such series or the Securities of such series. Notwithstanding the foregoing provisions of this
Section 9.2, without the consent of each Holder affected thereby, no such amendment, supplemental indenture or waiver shall:

          (1) reduce the percentage of principal amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities of such series;

          (2) reduce the rate or extend the time for payment of interest on any Security;

          (3) reduce the principal amount of any Security, or reduce the Change of Control Purchase Price or the Asset Sale Offer Price;

          (4) change the Stated Maturity of any Security;

          (5) in the case of Securities subject to the redemption provisions of
     Article III, alter the redemption provisions of Article III in a manner adverse to any Holder;

          (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any percentage of Securities required to consent to a waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

          (7) make any changes in Section 6.8, 6.12 or this third sentence of this Section 9.2;

          (8) make the principal of, or the interest on, any Security payable with anything or at anywhere other than as provided for in this Indenture and the Securities of the series concerned as in effect on the date hereof; or

          (9) make the Securities or Guarantees, if any, further subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder of the series of Securities affected by such amendment, supplement or waiver.

          In connection with any amendment, supplement or waiver under this
Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          Section 9.3 Compliance with TIA.
                      -------------------

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          Section 9.4 Revocation and Effect of Consents.
                      ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuers or the person designated by the Issuers as the person to whom consents should be sent if such revocation is received by the Issuers or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder of the affected series, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt of the same series as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          Section 9.5 Notation on or Exchange of Securities.
                      -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue, the Guarantors, if any, shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          Section 9.6 Trustee to Sign Amendments, Etc.
                      -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

          Any or all of the provisions of this Article X shall be applicable to the Securities of any series for which such provision or provisions are designated as applicable pursuant to the terms of Section 2.3. In addition, it shall be established prior to the issuance of any series of Securities, pursuant to Section 2.3, whether any right or rights other than or in addition to those specified below shall be applicable to such series. Provisions of this
Article X not designated, pursuant to Section 2.3, as applying to a particular series of Securities shall have no force and effect as to the Securities of such series. In each provision of this Article X, unless the context otherwise requires, all references to Securities and any other defined terms refer only to a single series of Securities for which such provision has been designated, pursuant to Section 2.3, as being applicable.

          Section 10.1 Repurchase of Securities at Option of the Holder upon
                       -----------------------------------------------------
Change of Control.
-----------------

          (a) In the event that a Change of Control Triggering Event occurs, each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Issuers to repurchase all or any part of such Holder's Securities (provided that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date that is no later than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Purchase Date"), at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest, if any, to the Change of Control Purchase Date.

          (b) In the event that, pursuant to this Section 10.1, the Issuers shall be required to commence an offer to purchase Securities (a "Change of Control Offer"), the Issuers shall follow the procedures set forth in this
Section 10.1 as follows:

          (1) the Change of Control Offer shall commence within 20 Business Days following the Change of Control Triggering Event;

          (2) the Change of Control Offer shall remain open for at least 20 Business Days;

          (3) within 5 Business Days following the expiration of a Change of Control Offer, the Issuers shall purchase all of the tendered Securities at the Change of Control Purchase Price, plus accrued interest;

          (4) if the Change of Control Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

          (5) the Issuers shall use their best efforts to provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

          (6) on or before the commencement of any Change of Control Offer, the Issuers or the Trustee (upon the request and at the expense of the Issuers) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

               (ii) the Change of Control Purchase Price (including the amount of accrued but unpaid interest) and the Change of Control Purchase Date;

               (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Issuers default in depositing cash with the Paying Agent in accordance with the last paragraph of this subsection (b), or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

               (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Issuers or any Affiliate of either of the Issuers) at the address specified in the notice prior to the expiration of the Change of Control Offer;

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

               (vii) a brief description of the events resulting in such Change of Control Triggering Event; and

               (viii) the CUSIP number, if any, of the Securities.

          Any such Change of Control Offer shall comply with any and all applicable provisions of United States Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Change of Control Purchase Date, the Issuers shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer prior to the expiration of the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price

(including accrued and unpaid interest) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Issuers. The Paying Agent shall promptly pay to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.

                                  ARTICLE XI

                                  GUARANTEES

          Any or all of the provisions of this Article XI shall be applicable to the Securities of any series for which such provision or provisions are designated as applicable pursuant to the terms of Section 2.3. In addition, it shall be established prior to the issuance of any series of Securities, pursuant to Section 2.3, whether any guarantee or guarantees other than or in addition to those specified below shall be applicable to such series. Provisions of this Article XI not designated, pursuant to Section 2.3, as applying to a particular series of Securities shall have no force and effect as to the Securities of such series. In each provision of this Article XI, unless the context otherwise requires, all references to Securities and any other defined terms refer only to a single series of Securities for which such provision has been designated, pursuant to Section 2.3, as being applicable.

          Section 11.1 Guarantees.
                       ----------

          (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior subordinated basis (the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuers under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Change of Control Offer, an Asset Sale Offer or otherwise; (x) all other obligations of the Issuers to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

          (b) Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers or right to require the prior disposition of the assets of the Issuers to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Issuers or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Issuers or such Guarantor, any amount paid by either the Issuers or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

          (d) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 11.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar United States Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its guarantee set forth in Section 11.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this Section 11.1(d), result in the obligations of such Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.

          Each Guarantor that makes any payment or distribution under Section 11.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata amount of such payment or distribution so long as the exercise of such right does not impair the rights of the Holders under the Guarantees. For purposes of the foregoing, the "Pro Rata amount" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

          Section 11.2 Execution and Delivery of Guarantee.
                       -----------------------------------

          To evidence its Guarantee set forth in Section 11.1, each Guarantor agrees that a notation of such Guarantee substantially in the form established pursuant to Section 2.3 shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one Officer by manual or facsimile signature.

          Each Guarantor agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect and apply to all the applicable Securities notwithstanding any failure to endorse on each such Security a notation of such Guarantee.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

          Section 11.3  Certain Bankruptcy Events.
                        -------------------------

          Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Issuers, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

          Section 11.4  Limitation on Merger, Consolidation, Etc. of Guarantors.
                        -------------------------------------------------------

          No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person (other than either Issuer or another Guarantor) unless (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee and this Indenture on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

          Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase or otherwise) of a Guarantor in its entirety to an entity which is not a Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of Section 4.13), such Guarantor will be deemed released from its obligations under its Guarantee of the Securities; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of either Issuer or any of their Subsidiaries shall also terminate upon such release, sale or transfer.

          Section 11.5  Future Guarantors.
                        -----------------

          Upon the acquisition by the Issuers or any Guarantor of the Capital Stock of any person, if, as a result of such acquisition, such person becomes a Subsidiary, and upon designation of any Unrestricted Subsidiary as a Subsidiary, such Subsidiary shall fully and unconditionally guarantee on a senior subordinated basis the obligations of the Issuers with respect to payment and performance of the Securities and the other obligations of the Issuers under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 11.1; and, within 60 days of the date of such occurrence, such Subsidiary shall execute and deliver to the Trustee a supplemental indenture making such Subsidiary a party to this Indenture; provided, however, that for purposes of this Section 11.5, the term "Subsidiary" shall not include Unrestricted Subsidiaries.

                                   ARTICLE XII

                                  SUBORDINATION

          Unless otherwise designated pursuant to Section 2.3, the provisions of this Article XII shall be applicable to the Securities of each series (Securities of such series being referred to as "Subordinated Debt Securities"). Provisions of this Article XII designated, pursuant to Section 2.3, as being inapplicable to a particular series of Securities shall have no force and effect as to the Securities of such series. In each provision of this Article XII, unless the context otherwise requires, all references to Securities or Subordinated Debt Securities and any other defined terms refer only to a single series of Securities or Subordinated Debt Securities, as the case may be, for which such provision has not been designated, pursuant to Section 2.3, as being inapplicable.

          Section 12.1  Securities Subordinated to Senior Debt.
                        --------------------------------------

          The Issuers, the Guarantors, if any, and each Holder, by its acceptance of Subordinated Debt Securities, agree that (a) the payment of the principal of and interest on the Subordinated Debt Securities and (b) any other payment in respect of the Subordinated Debt Securities, including on account of the acquisition or redemption of the Subordinated Debt Securities by the Issuers or the Guarantors (including, without limitation, pursuant to Section 4.13 or 10.1), if any, is subordinated, to the extent and in the manner provided in this
Article XII, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Issuers and the Guarantors, if any, and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Article XII shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          Section 12.2  No Payment on Securities in Certain Circumstances.
                        -------------------------------------------------

          (a) No payment of any kind or character from any source may be made by or on behalf of the Issuers or a Guarantor, if any, as applicable, on account of the principal of, premium, if any, or interest or Additional Amounts on the Subordinated Debt Securities (including any repurchases of Subordinated Debt Securities and rescission payments), or on account of the redemption provisions of the Subordinated Debt Securities, for cash or property (other than from the trust described in Article VIII), (i) upon the maturity of any Senior Debt of the Issuers or such Guarantor, if any, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, the interest on and any fee or other amount due in respect of such Senior Debt are first paid in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or any fee or other amount due in respect of Senior Debt of the Issuers or such Guarantor, if any, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) prompt written notice of such event of default given to the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist (including by reason of the repayment in full of such Senior Debt in cash or Cash Equivalents), no payment (by set-off or otherwise) may be made by or on behalf of the Issuers or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any or interest or Additional Amounts on the Subordinated Debt Securities, including any repurchases of Subordinated Debt Securities and rescission payments, other than payments made from the trust described in Article VIII; provided, however, that so long as the Credit Agreement is in effect, a Payment Blockage Notice may only be given by the Representative under the Credit Agreement unless otherwise agreed in writing by the requisite lenders under the Credit Agreement. Notwithstanding the immediately preceding sentence, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Issuers and the Guarantors, if any, shall be required to pay all sums not paid to the Holders of the Subordinated Debt Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Subordinated Debt Securities. Any number of Payment Blockage Notices may be given; provided, however, that (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 days.

          (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2 or the provisions of Section 12.3, any payment or distribution of assets (other than from the trust described in Article VIII and, in the case of Section 12.3, payment by way of the issuance of Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by such provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          Section 12.3 Securities Subordinated to Prior Payment of All Senior
                       ------------------------------------------------------
Debt on Dissolution, Liquidation or Reorganization.
--------------------------------------------------

          Upon any distribution of assets of either Issuer or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of either Issuer or any Guarantor whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (a) the holders of all Senior Debt of such Issuer or such Guarantor, if any, as applicable, will first be entitled to receive payment on account of all principal of, premium, if any, interest on and fees and other amounts payable in respect of such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of principal of, premium, if any, and interest or Additional Amounts on the Subordinated Debt Securities, including any repurchase of Subordinated Debt Securities and rescission payments, other than payments by way of the issuance of Junior Securities or from the trust described in
     Article VIII; and

          (b) any payment or distribution of assets of such Issuer or such Guarantor, if any, of any kind or character from any source, whether in cash, property or securities (other than payments by way of the issuance of Junior Securities or from the trust described in Article VIII) to which the Holders of Subordinated Debt Securities or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of Article VIII, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash or Cash Equivalents on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          Section 12.4  Securityholders to Be Subrogated to Rights of Holders of
                        --------------------------------------------------------
Senior Debt.
-----------

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt of the Issuers and the Guarantors, if any, as provided herein, the Holders of Subordinated Debt Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Issuers and the Guarantors, if any, applicable to the Senior Debt until all amounts owing on the Subordinated Debt Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Issuers or the Guarantors, if any, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders of Subordinated Debt Securities shall, as between the Issuers and Guarantors, if any, and the Holders, be deemed to be payment by the Issuers or Guarantors, if any, or on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of Subordinated Debt Securities, on the one hand, and the holders of such Senior Debt, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Debt of the Issuers or the Guarantors, if any, then the Holders of Subordinated Debt Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash or Cash Equivalents.

          Section 12.5  Obligations of the Issuers Unconditional.
                        ----------------------------------------

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Subordinated Debt Securities is intended to or shall impair, as between the Issuers and Guarantors, if any, and the Holders, the obligation of each such person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuers and the Guarantors, if any, other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII and under the proviso to Section 6.2, of the holders of Senior Debt in respect of cash, property or securities of the Issuers or the Guarantors, if any, received upon the exercise of any such remedy or otherwise. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Subordinated Debt Securities, upon any distribution of assets of the

Issuers referred to in this Article XII, the Trustee, subject to the provisions of Sections 6.1 and 6.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers and the Guarantors, if any, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 6.7.

          Section 12.6  Trustee Entitled to Assume Payments Not Prohibited in
                        -----------------------------------------------------
Absence of Notice.
-----------------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof from the Issuers or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists. The Issuers shall give prompt written notice to the Trustee of any fact actually known to the Issuers which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Debt Securities.

          Section 12.7 Application by Trustee of Assets Deposited with It.
                       --------------------------------------------------

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Subordinated Debt Securities, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Subordinated Debt Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Subordinated Debt Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          Section 12.8  Subordination Rights Not Impaired by Acts or Omissions
                        ------------------------------------------------------
of the Issuers, Guarantors or Holders of Senior Debt, Etc.; Modifications.
-------------------------------------------------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers, the Guarantors, if any, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers or the Guarantors, if any, with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Issuers and the Guarantors, if any, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions are solely for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Debt or any amendment or modification that is consented to by each holder of Senior Debt that would be affected thereby. The subordination provisions of this
Article XII shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Debt is, pursuant to applicable law, avoided, recovered or rescinded or must otherwise be restored or returned by any holder of Senior Debt, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made.

          Section 12.9  Securityholders Authorize Trustee to Effectuate
                        -----------------------------------------------
Subordination of Securities.
---------------------------

          Each Holder of the Subordinated Debt Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuers or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuers and the Guarantors, if any), the immediate filing of a claim for the unpaid balance of his Subordinated Debt Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Subordinated Debt Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Debt Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

          Section 12.10  Right of Trustee to Hold Senior Debt.
                         ------------------------------------

          The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          Section 12.11  Article XII Not to Prevent Events of Default.
                         --------------------------------------------

          The failure to make a payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

          Section 12.12  No Fiduciary Duty of Trustee to Holders of Senior Debt.
                         ------------------------------------------------------

          Notwithstanding anything to the contrary herein, the Trustee shall not be deemed to owe any fiduciary duty to any present or future holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Subordinated Debt Securities or the Issuers or Guarantors, if any, or any other person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. The Trustee undertakes to perform or to observe only such of the covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to such holders of Senior Debt shall be implied in this Indenture against the Trustee. Nothing in this Section
12.12 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Subordinated Debt Securities and its duty to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 TIA Controls.
                       ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          Section 13.2 Notices.
                       -------

          Any notices or other communications to the Issuers, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, first class postage prepaid, return receipt requested, addressed as follows:

          if to the Issuers or any Guarantor:

                  Sun International Hotels Limited
                  Coral Towers
                  Paradise Island, The Bahamas
                  Attention: General Counsel
                  Telephone: (242) 363-6016
                  Telecopy: (242) 363-4581

          if to the Trustee (addressed to a Trust Officer at the following address):

          [             ]

          The Issuers, the Guarantors, if any, or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Issuers, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, first class postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 13.3  Communications by Holders with Other Holders.
                        --------------------------------------------

          Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

          Section 13.4  Certificate and Opinion as to Conditions Precedent.
                        --------------------------------------------------

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 13.5  Statements Required in Certificate or Opinion.
                        ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          Section 13.6  Rules by Trustee, Paying Agent, Registrar.
                        -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          Section 13.7  Legal Holidays.
                        --------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 13.8  Governing Law.
                        -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE ISSUERS AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS AND EACH GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY

SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

          Section 13.9  No Adverse Interpretation of Other Agreements.
                        ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers, the Guarantors, if any, or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.10  No Recourse Against Others.
                         --------------------------

          No direct or indirect stockholder, director, officer or employee, as such, past, present or future of the Issuers, the Guarantors, if any, or any successor entity shall have any personal liability in respect of the obligations of the Issuers or the Guarantors, if any, under the Securities or this Indenture by reason of his status as such stockholder, director, officer or employee, except to the extent such person is an Issuer or Guarantor, if any. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          Section 13.11  Successors.
                         ----------

          All agreements of the Issuers and the Guarantors, if any, in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 13.12  Duplicate Originals.
                         -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          Section 13.13  Severability.
                         ------------

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          Section 13.14  Table of Contents, Headings, Etc.
                         --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        SUN INTERNATIONAL HOTELS
                                        LIMITED

                                        By:

                                         ------------------------
                                         Name:
                                         Title:


                                        SUN INTERNATIONAL NORTH
                                        AMERICA, INC.

                                        By:

                                         ------------------------
                                         Name:
                                         Title:


                                        [                     ], as Trustee

                                        By:

                                         ------------------------
                                         Name:
                                         Title:


                                        GUARANTORS:


                                        [                    ],

                                        By:

                                         ------------------------
                                         Name:
                                         Title: